UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Model N, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

MODEL N, INC.

777 MARINERS ISLAND BOULEVARD, SUITE 300

SAN MATEO, CALIFORNIA 94404

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 11:30 a.m. Pacific Time on Friday, February 16, 2018

TO THE HOLDERS OF COMMON STOCK OF MODEL N, INC.:

The Annual Meeting of Stockholders of Model N, Inc., a Delaware corporation (“Model N”), will be held on Friday, February 16, 2018 at 11:30 a.m. Pacific Time at Model N, Inc., located at 777 Mariners Island Boulevard, Suite 300, San Mateo, California, for the following purposes:

1.	To elect three Class II directors to serve until the 2021 Annual Meeting of Stockholders and until their successors are elected and qualified, subject to earlier resignation or removal;
2.	To approve an amendment to our 2013 Equity Incentive Plan;
3.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2018; and
4.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors of Model N has fixed the close of business on December 19, 2017 as the record date for the meeting. Only stockholders of record of our common stock at the close of business on December 19, 2017 are entitled to notice of and to vote at the meeting. Further information regarding voting rights and the matters to be voted upon is presented in our proxy statement.

A Notice Regarding the Availability of Proxy Materials (“Notice”) is being mailed to stockholders of record as of the record date beginning on or about January 4, 2018. The Notice contains instructions on how to access our proxy statement for our 2018 Annual Meeting of Stockholders and our Annual Report on Form 10-K for our fiscal year ended September 30, 2017 (together, the proxy materials). The Notice also provides instructions on how to vote online and how to receive a paper or email copy of proxy materials by mail. The proxy materials can be accessed directly at the following Internet address:

http://investor.modeln.com/CustomPage/Index?KeyGenPage=1073749823.

If you have any questions regarding this information or the proxy materials, please visit our website at www.modeln.com or contact our investor relations department at 650-610-4998.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to submit your vote via the Internet, telephone or mail.

We appreciate your continued support of Model N and look forward to receiving your proxy.

By order of the Board of Directors,

Zack Rinat

Chief Executive Officer

and Chairman of the Board of Directors

San Mateo, California

January 4, 2018

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements. All statements contained in this report other than statements of historical fact, including statements regarding our business strategy and plans and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “continue,” “anticipate,” “intend,” “expect,” “seek”, and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended September 30, 2017. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this proxy statement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results. We are under no duty to update any of these forward-looking statements after the date of this proxy statement.

As used in this proxy statement, the terms “Model N,” “we,” “us,” and “our” mean Model N, Inc. and its subsidiaries unless the context indicates otherwise.

MODEL N, INC.

777 Mariners Island Boulevard, Suite 300

San Mateo, California 94404

PROXY STATEMENT

FOR 2018 ANNUAL MEETING OF STOCKHOLDERS

to be held on Friday, February 16, 2018 at 11:30 a.m. PT

This proxy statement and the enclosed form of proxy are furnished in connection with solicitation of proxies by our Board of Directors for use at the annual meeting of stockholders (the “Annual Meeting”) to be held at 11:30 a.m. PT on Friday, February 16, 2018, and any postponements or adjournments thereof. The Annual Meeting will be held at Model N, Inc., located at 777 Mariners Island Boulevard, Suite 300, San Mateo, California. Beginning on or about January 4, 2018, we mailed to our stockholders a Notice Regarding the Availability of Proxy Materials (“Notice”) containing instructions on how to access our proxy materials.

QUESTIONS AND ANSWERS

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.

What matters am I voting on?

You will be voting on:

•	the election of three Class II directors to hold office until the 2021 Annual Meeting of Stockholders and until their successors are elected and qualified, subject to earlier resignation or removal;
•	a proposal to amend our 2013 Equity Incentive Plan;
•	a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2018; and
•	any other business that may properly come before the meeting.

How does the Board of Directors recommend I vote on these proposals?

The Board of Directors recommends a vote:

•	FOR the re-election of Baljit Dail, Melissa Fisher and Alan Henricks, our nominees for Class II directors;
•	FOR the amendment to our 2013 Equity Incentive Plan; and
•	FOR the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2018.

Who is entitled to vote?

Holders of our common stock as of the close of business on December 19, 2017, the record date, may vote at the Annual Meeting. As of the record date, we had 29,473,563 shares of common stock outstanding. In deciding all matters at the Annual Meeting, each holder of common stock of Model N will be entitled to one vote for each share of common stock held as of the close of business on the record date. We do not have cumulative voting rights for the election of directors.

Registered Stockholders. If your shares are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Street Name Stockholders. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and the Notice was forwarded to you by your broker or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since beneficial owners are not stockholders of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of the proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.

How do I vote?

There are four ways for stockholders of record to vote:

•	by Internet at http://www.voteproxy.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on February 15, 2018 (have your Notice or proxy card in hand when you visit the website);

We encourage you to vote this way as it is the most cost-effective method.

•	by toll-free telephone at 800-776-9437 (or 718-921-8500 for international callers) until 11:59 p.m. Eastern Time on February 15, 2018 (have your Notice or proxy card in hand when you call);
•	by completing and mailing your proxy card so that it is received prior to the Annual Meeting; or
•	by written ballot at the Annual Meeting.

Street name holders may submit their voting instructions by internet or telephone using the information provided by their respective brokers or nominees and may complete and mail voting instruction forms to their respective brokers or nominees. However, street name holders may not vote by written ballot at the Annual Meeting unless they obtain a legal proxy from their respective brokers or nominees.

Can I change my vote?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•	entering a new vote by Internet or by telephone (until 11:59 p.m. Eastern Time on February 15, 2018);
•	returning a later-dated proxy card so that it is received prior to the Annual Meeting;
•	notifying the Corporate Secretary of Model N, in writing, at the address listed on the front page; or
•	completing a written ballot at the Annual Meeting.

Street name holders may change their voting instructions by submitting new instructions by internet or by telephone or returning a later-dated voting instruction form to their respective brokers or nominees. In addition, street name holders who obtain a legal proxy from their respective brokers or nominees may change their votes by completing a ballot at the Annual Meeting.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board of Directors. The persons named in the proxy card have been designated as proxies by our Board of Directors. When proxy votes are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares at the adjourned meeting date as well, unless you have properly revoked your proxy instructions, as described above.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our Bylaws and Delaware state law. The presence, in person or by proxy, of a majority of the voting power of the shares of stock entitled to vote at the meeting will constitute a quorum at the meeting.

What is the effect of broker non-votes and abstentions?

A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (stockholder withholding) with respect to a particular matter. In addition, a broker may not be permitted to vote on shares held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock (broker non-vote). The shares subject to a proxy which are not being voted on a particular matter because of either stockholder withholding or broker non-votes will count for purposes of determining the presence of a quorum, but are not treated as votes cast and, therefore, will have no effect on the election of directors, the ratification of the appointment of PricewaterhouseCoopers LLP or the amendment to our 2013 Equity Incentive Plan. Abstentions are voted neither “for” nor “against” a matter, and, therefore, will have no effect on the election of directors, the ratification of the appointment of PricewaterhouseCoopers LLP or the amendment to our 2013 Equity Incentive Plan, but are counted in the determination of a quorum.

How many votes are needed for approval of each matter?

•

Proposal No. 1: The election of directors requires a plurality vote of the shares of common stock voted at the meeting. “Plurality” means that the nominees who receive the largest number of votes cast “FOR” are elected as directors. As a result, any shares not voted “FOR” a particular nominee (whether as a result of stockholder withholding or a broker non-vote) will not be counted in such nominee’s favor.

•

Proposal No. 2: The amendment of our 2013 Equity Incentive Plan must receive the affirmative vote of a majority of the votes cast by the holders of shares represented in person or by proxy at the meeting and entitled to vote thereon to be approved.

•

Proposal No. 3: The ratification of the appointment of PricewaterhouseCoopers LLP must receive the affirmative vote of a majority of the votes cast by the holders of shares represented in person or by proxy at the meeting and entitled to vote thereon to be approved.

How are proxies solicited for the Annual Meeting?

The Board of Directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by Model N. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending these proxy materials to you if a broker or other nominee holds your shares.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole routine matter—the proposal to ratify the appointment of PricewaterhouseCoopers LLP. Your broker will not have discretion to vote on the election of directors or the amendment to our 2013 Equity Incentive Plan, which are “non-routine” matters, absent direction from you.

Why did I receive a notice regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?

In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this proxy statement and our Annual Report on Form 10-K, primarily via the Internet. Beginning on or about January 4, 2018, we mailed to our stockholders a “Notice Regarding the Availability of Proxy Materials” that contains notice of the Annual Meeting and instructions on how to access our proxy materials on the Internet, how to vote at the meeting and how to request printed copies of the proxy materials and annual report. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

What does it mean if multiple members of my household are stockholders but we only received one Notice or full set of proxy materials in the mail?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for notices and proxy materials with respect to two or more stockholders sharing the same address by delivering a single notice or set of proxy materials addressed to those stockholders. In accordance with a prior notice sent to certain brokers, banks, dealers or other agents, we are sending only one Notice or full set of proxy materials to those addresses with multiple stockholders unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” allows us to satisfy the requirements for delivering Notices or proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of these documents. Householding helps to reduce our printing and postage costs, reduces the amount of mail you receive and helps to preserve the environment. If you currently receive multiple copies of the Notice or proxy materials at your address and would like to request “householding” of your communications, please contact your broker. Once you have elected “householding” of your communications, “householding” will continue until you are notified otherwise or until you revoke your consent. You may revoke your consent at any time by contacting the Corporate Secretary of Model N, in writing, at the address listed on the front page, or by telephone at (650) 610-4600.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Model N or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

Where can I find Model N’s Corporate Governance Guidelines and other governance documents?

Model N has adopted Corporate Governance Guidelines. A copy of the Corporate Governance Guidelines, as well as copies of the Code of Business Conduct for Directors, Code of Business Conduct for Employees, Audit Committee Charter, Compensation Committee Charter and Nominating and Corporate Governance Committee Charter, can be accessed through the Investors section of our website, under Company—Investors—Governance Documents, or by clicking on the following link:

http://investor.modeln.com/govdocs.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors may establish the authorized number of directors from time to time by resolution. Our Board of Directors currently consists of seven members. Our Certificate of Incorporation and Bylaws provide for a classified Board of Directors consisting of three classes of directors, with directors serving staggered three-year terms.

Directors in a particular class will be elected for three-year terms at the annual meeting of stockholders in the year in which their terms expire. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. The class of each director is set forth in the table below.

The directors who are serving for terms that end following the meeting, and their ages, occupations and length of board service as of December 19, 2017, are provided in the table below. Additional biographical descriptions of each nominee and director are set forth in the text below the table. These descriptions include the primary individual experience, qualifications, qualities and skills of our nominees and directors that led to the conclusion that each person should serve as a member of our Board of Directors.

Nominees	Class	Age	Position	Year Elected Director	Current Term Expires	Expiration of Term For Which Nominated
Baljit Dail	II	50	Director	2017	2018	2021
Melissa Fisher	II	45	Director	2016	2018	2021
Alan Henricks	II	67	Director	2015	2018	2021
Continuing Directors
Tim Adams	I	58	Director	2016	2020	—
David Bonnette	I	47	Director	2014	2020	—
Zack Rinat	III	59	Chief Executive Officer and Chairman of the Board	1999	2019	—
Charles Robel	III	68	Director	2007	2019	—

Nominees for Director

Baljit Dail has served as a member of our board of directors since May 2017.  Since January 2009, Mr. Dail has served as an independent director at Midcontinent Independent System Operator.  From May 2013 to January 2017, Mr. Dail served as the Chairman of JDA Software where he was also Chief Executive Officer from April 2014 to January 2017.  From April 2012 to December 2014, Mr. Dail served as a managing director of New Mountain Capital.  From April 2012 to December 2014, Mr. Dail served as a member of the board of directors and chair of the compensation committee of Western Dental.  From May 2012 to April 2014, Mr. Dail served as a member of the board of directors at AmWINS Group.  From January 2008 to March 2012, Mr. Dail led Aon Consulting and Aon Hewitt as the Chief Executive Officer.  Mr. Dial holds a B.Sc. in Computer Science from the University of Warwick in England. Our board of directors determined that Mr. Dail should serve as a director based on his extensive experience as a chief executive officer and his understanding of the software industry.

Melissa Fisher has served as a member of our board of directors since August 2016 and previously served on the board of directors for Image Sensing Systems, Inc., as chair of the audit committee, as well as Digital Generation, Inc. Since April 2016, Ms. Fisher has served as Chief Financial Officer at Qualys, Inc., a provider of cloud-based security and compliance solutions. From April 2015 to April 2016, Ms. Fisher served as Head of Financial Planning and Analysis, Treasury and Investor Relations at Zynga Inc., a developer of online and mobile social games. From July 2013 to March 2015, Ms. Fisher served as Head of Corporate Development, Treasury and Investor Relations at Digital River, Inc., a cloud-based ecommerce and payments company. Prior to joining Digital River, Ms. Fisher spent 15 years as an investment banker advising companies in the technology sector. Ms. Fisher holds an MBA from Harvard Business School and A.B. degree in government from Harvard University. Our board of directors determined that Ms. Fisher should serve as a director based on her significant experience working with technology companies and her significant financial experience.

Alan Henricks has served as a member of our board of directors since May 2015. Since May 2009, Mr. Henricks has been a board member, advisor and consultant to a variety of private technology companies. He consulted as Chief Financial Officer for Livescribe Inc., Santur Corporation and AcademixDirect, Inc. From September 2006 to May 2009, Mr. Henricks served as Chief Financial Officer of Pure Digital Technologies, Inc. Prior to September 2006, Mr. Henricks served as Chief Financial Officer of several private and public companies including Traiana Inc., Informix Software, Inc., Documentum, Inc., Borland International, Inc., Cornish & Carey and Maxim Integrated Products, Inc. Since March 2014, Mr. Henricks has also served as a member of the board of directors of A10 Networks, Inc., and since May 2012 he has served as a member of the board of directors and audit committee chairman of Roku, Inc., a consumer electronics company. From April 2010 to June 2015 he served as a member of the board of directors of Ellie Mae, Inc., a provider of software solutions to the mortgage industry. Mr. Henricks holds a B.S. degree in Engineering from the Massachusetts Institute of Technology and an MBA from Stanford University. Our board of directors determined that Mr. Henricks should serve as a director based on his extensive experience serving as a chief financial officer of both public and private companies.

Continuing Directors

Tim Adams has served as a member of our board of directors since December 2016. Since January 2017, Mr. Adams has served as Chief Financial Officer of ObsEva SA, a biopharmaceutical company. From June 2014 to September 2016, Mr. Adams served as Executive Vice President, Chief Financial Officer and Treasurer of Demandware, Inc., a provider of cloud-based e-commerce solutions and services. Mr. Adams served as Senior Vice President and Chief Financial Officer of athenahealth, Inc., a provider of cloud-based services for electronic health records, practice management, and care coordination, from January 2010 to June 2014. Previously, Mr. Adams served as Chief Investment Officer of Constitution Medical Investors, Inc., a private investment firm focused on health-care-sector-related acquisitions and investments, as well as Senior Vice President of Corporate Strategy for Keystone Dental, Inc., a provider of dental health products and solutions. Earlier in his career, Mr. Adams was Chief Financial Officer at a number of other publicly traded companies. Mr. Adams began his career in public accounting at PricewaterhouseCoopers LLP, formerly Price Waterhouse, and is a Certified Public Accountant. Mr. Adams has served as a member of the board of directors of ABILITY Network, a private healthcare technology company, since November 2014. Mr. Adams obtained a B.S. from Murray State University and an MBA from Boston University. Our board of directors determined that Mr. Adams should serve as a director based on his significant experience working with technology companies and his significant financial experience.

David Bonnette has served as a member of our board of directors since August 2014. From March 2014 to November 2016, Mr. Bonnette has also served on the board of directors and as the Chief Executive Officer of Lanyon, Inc., a provider of cloud-based solutions for managing corporate meetings, events and travel programs. From May 2011 to January 2014, Mr. Bonnette served as the Chief Executive Officer at BigMachines, Inc., a provider of cloud-based Configure, Price and Quote (CPQ) solutions, and from 1995 to April 2011, Mr. Bonnette served as Group Vice President, North America Sales at Oracle Corporation. From 2008 to 2012, Mr. Bonnette served as a director of Brainware, Inc. (acquired by Lexmark International, Inc.). Mr. Bonnette holds a BA in Business Administration and Management from Keene State College. Our board of directors determined that Mr. Bonnette should serve as a director based on his experience as the Chief Executive Officer of cloud-based technology companies and his understanding of the software industry.

Zack Rinat is our founder and has served as the Chairman of our board of directors since our inception in December 1999. Mr. Rinat has also served as our Chief Executive Officer from December 1999 to February 2016, when he became our Executive Chairman. In November 2016, Mr. Rinat resumed his role as our Chief Executive Officer. Previously, Mr. Rinat served as Vice President and General Manager of Sun Microsystems, Inc.’s NetDynamics, Inc. business unit. Mr. Rinat co-founded and served as President and Chief Executive Officer of NetDynamics, Inc., an application software company, until its acquisition by Sun Microsystems in 1998. From 2005 to 2012, Mr. Rinat also served on the board of directors of Conduit Ltd., a provider of cloud-based solutions for web publishers, including as the Chairman from 2005 to 2011. Previously, he held senior management positions in operations, marketing and engineering at Silicon Graphics, Inc., and at Advanced Technology Israel. Mr. Rinat holds an MBA from the Harvard Business School and a BA in computer science from the Technion (Israel Institute of Technology). Our board of directors determined that Mr. Rinat should serve as a director based on his position as Chief Executive Officer of our company, his long history with our company and his understanding of the software industry.

Charles Robel has served as a member of our board of directors since January 2007. Mr. Robel also currently serves on the board of directors of The Go Daddy Group, Inc. From January 2011 to June 2017, Mr. Robel served on the board of directors of Jive Software, from November 2005 to August 2015, Mr. Robel served on the board of directors of Informatica Corporation, from June 2011 to December 2014, Mr. Robel served as a member of the board of directors of Palo Alto Networks, Inc., from September 2007 to June 2013, Mr. Robel served as a member of the board of directors of Autodesk, Inc., from September 2006 to February 2012, Mr. Robel served as a member of the board of directors of DemandTec, Inc., from June 2006 to February 2011, Mr. Robel served as the Chairman of the board of directors of McAfee, Inc., and from June 2000 to December 2005, Mr. Robel served as Managing Member and Chief Operating Officer at Hummer Winblad Venture Partners. Mr. Robel began his career at PricewaterhouseCoopers LLP, from which he retired as a partner in June 2000. Mr. Robel holds a BS in accounting from Arizona State University. Our board of directors determined that Mr. Robel should serve as a director based on his significant experience investing in and serving on the boards of directors of other technology companies and his significant financial and accounting experience.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2

APPROVAL OF AN AMENDMENT TO THE MODEL N, INC.

2013 EQUITY INCENTIVE PLAN

We are asking our stockholders to approve an amendment to the Model N. Inc. 2013 Equity Incentive Plan (“Plan”) to (i) increase the authorized number of shares of our common stock reserved for issuance under the Plan by 2,000,000 shares, (ii) limit the maximum number of shares that may be granted under the Plan to each of our non-employee directors each year and (iii) prohibit repricing of options or stock appreciation rights without prior stockholder approval (“Plan Amendment”).  We believe the proposed Plan Amendment would enable us to continue to attract, retain and reward talented individuals who possess the skills necessary to expand our business and assist in the achievement of our strategic objectives.

We believe that our future success and our ability to remain competitive are dependent on our continuing efforts to attract, retain and motivate highly qualified personnel. Competition for these people in our industry is intense. Traditionally, a cornerstone of our method for attracting and retaining top caliber employees has been our equity-based compensation programs, including the grant of options, restricted stock units and other awards under the Plan. Allowing employees to participate in owning shares of our common stock helps align the objectives of our stockholders and our employees and is important in attracting, motivating and retaining the highly skilled personnel that are essential to our success.

Summary of the Proposal

We are asking our stockholders to approve an increase to the authorized number of shares of our common stock reserved for issuance under the Plan by 2,000,000 shares.  We are also asking our stockholders to approve a limit on the maximum number of shares that may be granted to each of our non-employee directors each year and a prohibition on the repricing of options or stock appreciate rights without prior stockholder approval. Our Board of Directors approved the Plan Amendment on December 18, 2017, subject to approval by stockholders. If stockholders do not approve the Plan Amendment, no shares will be added to the number of shares reserved for issuance under the Plan the limit on grants to non-employee directors as well as the prohibition on repricing without prior stockholder approval will not take effect.

In evaluating the proposed Plan Amendment, our Board of Directors considered a number of factors, including the costs of the Plan Amendment as well as an analysis of certain burn rate, dilution and overhang metrics as summarized below:

▪

Historical Grant Practices.  During the past three fiscal years, we granted equity awards pursuant to the Plan for 1,816,880, 2,029,613 and 1,403,584 shares, and returned 1,226,611, 600,423 and 911,122 shares, respectively, to the Plan in connection with canceled awards related to employee terminations.  This represents a three-year average net burn rate of 3.07% of the weighted average shares of common stock outstanding.

▪

Potential Dilution.  Our fiscal year-end overhang rate, calculated by dividing (i) the number of shares subject to equity awards outstanding at the end of the fiscal year, plus the number of shares remaining available for issuance under the Plan by (ii) the number of shares outstanding at the end of the fiscal year, was 22%, 21% and 24%, respectively.  If approved, the new shares reserved for issuance under the Plan would represent an additional potential equity dilution of approximately 7.03%.  Estimated dilution rates noted herein exclude potential dilution resulting from shares issued pursuant to our Employee Stock Purchase Plan.

▪

Expected Utilization.  As of September 30, 2017, 4.4 million shares of our common stock remained available for future grant of awards under the Plan and any additional releases resulting from an over-achievement relating to performance-based restricted stock units.  If stockholders do not approve the proposed share increase, then based on historical usage rates under the Plan, we believe we may be unable to make grants, including our annual grants, during fiscal year 2018 and future years, and lose an important compensation tool aligned with stockholder interests to attract and retain key executives and employees.

Summary of the Plan

The material terms of the Plan, as would be amended by the Plan Amendment, are summarized below.  The summary is qualified in its entirety by reference to the full text of the Plan, which is attached as Appendix A to this Proxy Statement.

Background.  The Plan was adopted by our Board of Directors in February 2013, and approved by our stockholders in March 2013 in connection with our initial public offering.  At our Annual Meeting in January 2014, our stockholders re-approved the Plan to satisfy stockholder approval requirements of Section 162(m) of the Internal Revenue Code, as described below.

Purpose.  The purpose of the Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to our success.

Eligibility.  The individuals eligible to participate in the Plan include our officers and other employees, our non-employee directors and any consultants.  However, only employees may receive incentive stock options under the Plan and consultants and directors must render bona fide services not in connection with the offer and sale of our securities in a capital-raising transaction.  As of September 30, 2017, we had six executive officers, six non-employee directors and 858 other employees and consultants who were eligible to participate in the Plan.

Administration.  The Plan is administered by our Compensation Committee, all of the members of which are non-employee directors under applicable federal securities laws and outside directors as defined under applicable federal tax laws.  However, our Board of Directors will establish the terms for the grant of an award to non-employee directors.  Subject to the terms of the Plan, the Compensation Committee has full power to implement and carry out the terms of the Plan, including to determine which individuals are eligible to receive awards under the Plan, the time or times when such awards are to be made, the number of shares subject to each such award, the status of any granted option as either an incentive stock option (ISO) or a non-statutory stock option (NSO) under U.S. federal tax laws, the vesting schedule applicable to an award, the maximum term for which any award is to remain outstanding, and the terms and conditions of the award agreements for use under the Plan. The Compensation Committee also determines the exercise price of stock options granted under the Plan, the purchase price for rights to purchase restricted stock, if applicable, and the exercise price for stock appreciation rights.

Share Reserve.  As of the date the Plan Amendment is approved by Model N’s stockholders, the total number of shares reserved for issuance under the Plan will be 15,131,932 shares.  No more than 8,000,000 shares may be issued pursuant to the exercise of incentive stock options.  The shares may be authorized but unissued or reacquired shares.

In addition, the following shares are available for grant and issuance under our Plan:

•	shares subject to options or SARs granted under our Plan that cease to be subject to the option or SAR for any reason other than exercise of the option or SAR;
•	shares subject to awards granted under our Plan that are subsequently forfeited or repurchased by us at the original issue price;
•	shares subject to awards granted under our Plan that otherwise terminate without shares being issued;
•	shares surrendered, cancelled, or exchanged for cash or a different award (or combination thereof);
•	shares reserved but not issued or subject to outstanding grants under our 2010 Equity Incentive Plan;
•	shares issuable upon the exercise of awards under our 2010 Equity Incentive Plan that cease to be subject to such awards by forfeiture or otherwise;
•	shares issued under our 2010 Equity Incentive Plan that are forfeited or repurchased by us at the original issue price; and
•

shares subject to awards under our 2010 Equity Incentive Plan or our Plan that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award.

Subject to the terms of the Plan, the reserve under the Plan, the maximum number of shares that may be issued as ISOs, the maximum number of shares that may be granted to non-employee directors, the awards outstanding, applicable exercise prices, and individual or other award limits would be proportionately adjusted if the number of our outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in our capital structure, in each case, without consideration.

Equity Awards.  The Plan permits us to grant the following types of awards:

Stock options.  The Plan provides for the grant of ISOs to employees, and NSOs to employees, directors and consultants.  Options may be granted with terms determined by the Compensation Committee, provided that ISOs are subject to additional statutory limitations.  The exercise price of stock options granted under the Plan must be at least equal to the fair market value of our common stock on the date of grant.  ISOs granted to an individual who holds, directly or by attribution, more than ten percent of the total combined voting power of all classes of our capital stock must have an exercise price of at least 110% of the fair market value of our common stock on the date of grant.

Options may vest based on service or achievement of performance conditions.  The maximum term of options granted under the Plan is ten years from the date of grant, except that the maximum permitted term of ISOs granted to an individual who holds, directly or by attribution, more than ten percent of the total combined voting power of all classes of our capital stock is five years from the date of grant.

After an optionee’s employment or service terminates, he or she may exercise his or her vested option for the period of time stated in the stock option agreement to which such option relates.  Generally, if termination is due to death or disability, the vested option will remain exercisable for 12 months.  In all other cases, the vested option will generally remain exercisable for three months.  Notwithstanding the foregoing, if an optionee is terminated for “cause” (as defined in the Plan), then the optionee’s options shall expire on the optionee’s termination date or at such later time and on such conditions as determined by the Compensation Committee.  In no event may an option be exercised later than its expiration date.

Restricted Stock Units.  RSUs represent the right to receive shares of our common stock at a specified date in the future, subject to forfeiture of such right due to termination of employment or failure to achieve specified performance conditions.  If the RSU has not been forfeited, then on the date specified in the RSU agreement, we will deliver to the holder of the RSU, whole shares of our common stock, cash or a combination of our common stock and cash.

Restricted Stock.  A restricted stock award is an offer by us to sell shares of our common stock subject to restrictions that the Compensation Committee may impose.  These restrictions may be based on completion of a specified period of service with us or upon the completion of performance goals during a performance period.  The price of a restricted stock award, if any, will be determined by the Compensation Committee.  Unless otherwise determined by the Compensation Committee at the time of award, vesting ceases on the date the participant no longer provides services to us and unvested shares are forfeited to us or subject to repurchase by us.

Stock Appreciation Rights.  Stock appreciation rights (SARs) provide for a payment, or payments, in cash or shares of common stock, to the holder based upon the difference between the fair market value of our common stock on the date of exercise and the stated exercise price.  SARs may vest based on service or achievement of performance conditions.

Performance Shares.  Performance shares are performance awards that cover a number of shares of our common stock that may be settled upon achievement of the pre-established performance conditions in cash or by issuance of the underlying shares.  These awards are subject to forfeiture because of termination of employment or failure to achieve the performance conditions.

Stock Bonuses.  Stock bonuses are granted as additional compensation for performance and therefore are not issued in exchange for cash.

Performance Criteria.  Our Compensation Committee may establish performance goals under which performance-based awards may be made by selecting from one or more of the following performance criteria: profit before tax; billings; revenue; net revenue; earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings); operating income; operating margin; operating profit; controllable operating profit, or net operating profit; net profit; gross margin; operating expenses or operating expenses as a percentage of revenue; net income; earnings per share; total stockholder return; market share; return on assets or net assets; our stock price; growth in stockholder value relative to a pre-determined index; return on equity; return on invested capital; cash flow (including free cash flow or operating cash flows); cash conversion cycle; economic value added; individual confidential business objectives; contract awards or backlog; overhead or other expense reduction; credit rating; strategic plan development and implementation; succession plan development and implementation; improvement in workforce diversity; customer indicators; new product invention or innovation; attainment of research and development milestones; improvements in productivity; bookings; attainment of objective operating goals and employee metrics; and any other metric that is capable of measurement as determined by the Compensation Committee.

Our Compensation Committee may establish performance goals and relevant performance criteria on a company-wide basis; with respect to one or more business units, divisions, affiliates or business segments; and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless otherwise specified by our Compensation Committee (i) in the award agreement at the time the award is granted or (ii) in such other document setting forth the performance goals and relevant performance criteria at the time the performance goals and relevant performance criteria are established, our Compensation Committee will make adjustments, if it determines appropriate in its sole discretion, in the method of calculating the attainment of the performance goals as follows: to exclude restructuring and other nonrecurring charges; to exclude exchange rate effects; to exclude the effects of changes to generally accepted accounting principles, or GAAP; to exclude the effects of any statutory adjustments to corporate tax rates; to exclude the effects of any “extraordinary items” as determined under GAAP; to exclude the dilutive effects of acquisitions or joint ventures; to assume that any business divested by our company achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; to exclude the effects of stock-based compensation and the award of bonuses under our bonus plans; to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under GAAP; to exclude the goodwill and intangible asset impairment charges that are required to be recorded under GAAP; and to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item.

Prohibition on Repricing.  Other than in connection with certain changes to our capital structure, the Compensation Committee may not, without the approval of our stockholders, (i) lower the exercise price per share of any option or SAR after it is granted, (ii) cancel any option or SAR when the exercise price per share exceeds the fair market value of one share in exchange for cash or another award (other than in connection with a Corporate Transaction, as described below) or (iii) take any other action with respect to an option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which our shares are listed.

Award Limits.  No participant may be granted stock awards covering more than 2,000,000 shares of our common stock under the Plan during any calendar year pursuant to stock options, stock appreciation rights and other stock awards, except that new employees or directors may receive up to a maximum of 4,000,000 shares in the calendar year in which they commence service.  Additionally, no participant may be granted in a calendar year a performance stock award or a performance cash award having a maximum value in excess of $5 million under the Plan.  The aggregate number of shares of our common stock that may be granted to each non-employee director in any calendar year shall not exceed 250,000.

Corporate Transactions.  The Plan currently provides that in the event of a specified Corporate Transaction (as defined under the Plan) outstanding awards may, without the consent of any participant, be (i) continued by us, if we are the successor entity; (ii) assumed or substituted with a substantially equivalent award by the successor corporation; (iii)  accelerated, such that the awards become fully vested and exercisable, as applicable, and any repurchase or forfeiture restrictions lapse; (iv) settled in cash, cash equivalents or the securities of the successor corporation; or (v) cancelled for no consideration.  The treatment of outstanding awards upon a corporate transaction need not be identical.

However, in the event of a Corporate Transaction, the vesting of all awards granted to non-employee directors will accelerate and such awards will become exercisable, as applicable, in full prior to the consummation of the Corporate Transaction, at such times and on such conditions as the Compensation Committee determines.

The Plan generally defines a “Corporate Transaction” as the occurrence of any of the following events: (i) any person becoming the beneficial owner, directly or indirectly, of our securities representing more than 50% of total voting power represented by our then-outstanding voting securities; (ii) the consummation of a merger or consolidation of us with any other corporation, other than a merger or consolidation which would result in our voting securities outstanding immediately prior to the transaction continuing to represent at least 50% of the total voting power of our voting securities or surviving entity in such transaction; (iii) sale or disposition of at least 50% of our outstanding capital stock; (iv) a change in the effective control of us that occurs on the date that a majority of members of the Board of Directors is replaced during any 12 month period by members of the Board of Directors whose appointment or election is not endorsed by as majority of the members of the Board of Directors prior to the date of the appointment or election; or (v) any other transaction which qualifies as a “corporation transaction” under Section 424(a) of the Internal Revenue Code (Code).

Transferability of Awards.  Generally, a participant may not transfer an award other than by will or the laws of descent and distribution unless, in the case of awards other than ISOs, the Compensation Committee permits the transfer of an award to certain authorized transferees, as set forth in the Plan.

Amendment and Termination.  The term of the Plan is ten years from February 2013, the date the Plan was approved by the Board of Directors.  The Board of Directors may amend or terminate the Plan or any form of award agreement at any time, subject to stockholder approval where required.  In addition, no amendment that is detrimental to a participant in the Plan may be made to an outstanding award without the consent of the affected participant.

Federal Income Tax Consequences. The following is a general summary under current law of certain U.S. federal income tax consequences to participants who are citizens or individual residents of the United States relating to the types of equity awards that may be granted under the Plan.  This summary deals with the general tax principles and is provided only for general information.  Certain kinds of taxes, such as foreign taxes, state and local income taxes, payroll taxes and the alternative minimum tax, are not discussed.

•

Nonqualified Stock Options, Stock Appreciation Rights.  A recipient of an NSO or SAR will not recognize taxable income upon the grant of those awards.  However, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise.  Any gain or loss recognized on a subsequent disposition of the shares of common stock generally will be short‐term or long‐term capital gain or loss, depending on the length of time the recipient holds the shares.
•

Incentive Stock Options.  Neither the grant nor the exercise of an incentive stock option will generally result in any taxable income to the recipient, except that the alternative minimum tax may apply at the time of exercise.  The recipient will recognize a capital gain or loss on a later sale or other disposition of such shares provided the he or she does not dispose of such shares within two years from the date the option was granted or within one year after the shares were transferred to the recipient.  If the shares are not held for holding period described above, the recipient will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the sales price and the exercise price.  Any gain or loss recognized on a subsequent disposition of the shares of common stock generally will be short‐term or long‐term capital gain or loss, depending on the length of time the recipient holds the shares.

•

Restricted Stock Units.  A holder of RSUs does not recognize taxable income when the RSU is granted.  The recipient of the award generally will recognize ordinary income in each year in which the units vest in an amount equal to the fair market value of the shares of common stock received.  Any gain or loss recognized on a subsequent disposition of the shares of common stock generally will be short‐term or long‐term capital gain or loss, depending on the length of time the recipient holds the shares.

•

Other Awards.  The grant of Restricted Stock Awards, Stock Bonus Awards and Performance Shares generally will generally not be a taxable event.  Generally, the recipient will recognize ordinary income equal to the excess of the fair market value over the price paid, if any, in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture (unless, with respect to an award of restricted stock, the recipient elects to accelerate recognition as of the date of grant).

In each of the foregoing cases, we will generally have a corresponding deduction at the time the participant recognizes ordinary income, subject to Section 162(m) of the Code and the relevant income tax regulations.  Section 162(m) places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers unless, among other things, such compensation is performance‐based and has been approved by stockholders.  Generally, as discussed above, we design our executive compensation program to permit our Compensation Committee to be able to grant compensation intended to be eligible for deductibility to the extent permitted by Section 162(m) of the Code.  We may from time to time, however, pay compensation to our executives that may not be deductible if the Compensation Committee believes that doing so is in the best interests of our stockholders.

ERISA Information.  The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

New Plan Benefits Table.  We cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers and employees under the Plan, as amended by the Plan Amendment, because our equity award grants are discretionary in nature.  As of the date hereof, we have not granted any awards that are contingent upon the approval of the Plan Amendment.

Historical Plan Benefits.

The following table sets forth, for each of the individuals and groups indicated, the total number of shares of our common stock subject to awards that have been granted (even if not currently outstanding) under the Plan, for the period from March 18, 2013 (the date the plan became effective) through September 30, 2017.  The options outstanding as of September 30, 2017 had a weighted-average exercise price of $7.71 per share.  The closing price per share of our common stock as reported by the New York Stock Exchange on September 29, 2017, was $14.95.

Name and Position	Number of Options Granted	Number of RSUs Granted
Zack Rinat Chief Executive Officer	−	637,531
David Barter Senior Vice President and Chief Financial Officer	−	115,272

Russell Mellott Senior Vice President and Chief Revenue Officer	−	136,209
All Current Executive Officers (6) persons	−	1,156,877
All Current Non-Employee Directors (6) persons	−	225,621
Director Nominee (3) persons	−	76,314

Approval of the Plan Amendment.  If the Plan Amendment is approved by the stockholders, it will become effective on the date of the Annual Meeting.  Our Board of Directors intends to cause the additional shares of common stock that would become available for issuance to be registered on a Form S-8 Registration Statement to be filed with the SEC at our expense.  If stockholders do not approve this proposal, the Plan Amendment will not become effective and the Plan will continue in its current form.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL

OF THE AMENDMENT TO THE MODEL N, INC. 2013 EQUITY INCENTIVE PLAN

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the Board of Directors (Audit Committee) has appointed the firm of PricewaterhouseCoopers LLP, independent registered public accountants, to audit our financial statements for the fiscal year ending September 30, 2018. During our fiscal year ended September 30, 2017, PricewaterhouseCoopers LLP served as our independent registered public accounting firm.

Notwithstanding its selection and even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in our best interests and the interests of our stockholders. At the Annual Meeting, the stockholders are being asked to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2018. Our Audit Committee is submitting the selection of PricewaterhouseCoopers LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and they will have an opportunity to make statements and will be available to respond to appropriate questions from stockholders.

If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the Audit Committee would reconsider the appointment.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees billed or to be billed by PricewaterhouseCoopers LLP for professional services rendered with respect to the fiscal years ended September 30, 2017 and September 30, 2016. All of these services rendered since the formation of the Audit Committee were approved by the Audit Committee.

	2017	2016
Audit Fees(1)	$1,146,000	$900,000
Audit-Related Fees(2)	117,285	709,200
Tax Fees	—	—
All Other Fees(3)	1,800	1,800
Total	$1,265,085	$1,611,000

(1)

Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, the review of our quarterly consolidated financial statements, and audit services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years, such as statutory audits.

(2)

Audit-related fees consist of fees for services rendered during the fiscal year for assurance and related services that are reasonably related to the performance of the audit or review of Model N’s consolidated financial statements and are not reported under “Audit Fees.” These services include due diligence in connection with mergers and acquisitions.

(3)	All other fees for the fiscal years ended September 30, 2017 and September 30, 2016 were related to fees for access to online accounting research software.

Auditor Independence

Under its charter, the Audit Committee pre-approves all services rendered by our independent registered public accounting firm, PricewaterhouseCoopers LLP. The Audit Committee has determined that the fee paid to PricewaterhouseCoopers LLP for services other than audit fees is compatible with maintaining the principal accountants’ independence.

Pre-Approval Policies and Procedures.

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board regarding auditor independence, our Audit Committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our Audit Committee (or a member of the Audit Committee delegated by the Audit Committee) generally pre-approves of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE

APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

DIRECTORS AND CORPORATE GOVERNANCE

Director Independence

Our common stock is listed on the New York Stock Exchange. The listing rules of the New York Stock Exchange generally require that a majority of the members of a listed company’s board of directors be independent. Our Board of Directors has determined that each of the members of our Board of Directors other than Mr. Rinat is independent. In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Leadership Structure

The positions of Chairman of the Board and Chief Executive Officer are currently filled by the same person, Mr. Zack Rinat. Our Board of Directors believes that the current Board leadership structure, coupled with a strong emphasis on Board independence and the role of the lead independent director, provides effective independent oversight of management while allowing the Board and management to benefit from Mr. Rinat’s extensive executive leadership and operational experience and his experience and familiarity with our business as a co-founder and Chief Executive Officer. Independent directors and management sometimes have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside of our company, while Mr. Rinat brings company-specific experience and expertise. Our Board of Directors believes that Mr. Rinat’s combined role enables strong leadership, creates clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to stockholders.

Lead Independent Director

Our Board of Directors has established corporate governance guidelines which state that when the chairperson of the Board and chief executive officer positions are held by the same person, a lead independent director may be designated. Because Mr. Rinat is our Chief Executive Officer and Chairman, our Board of Directors appointed Mr. Charles Robel to serve as our lead independent director. As lead independent director, among other responsibilities, Mr. Robel presides over regularly scheduled meetings at which only our independent directors are present, serves as a liaison between the Chief Executive Officer and the independent directors and performs such additional duties as our Board of Directors may otherwise determine and delegate.

Risk Oversight

Our Board of Directors believes that open communication between management and the Board is essential for effective risk management and oversight. Our Board meets with our Chief Executive Officer and other members of the senior management team at quarterly Board meetings, where, among other topics, they discuss strategy and risks in the context of reports from the management team and evaluates the risks inherent in significant transactions. While our Board of Directors is ultimately responsible for risk oversight, our Board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists our Board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures. The Compensation Committee assists our Board in assessing risks created by the incentives inherent in our compensation policies. The Nominating and Corporate Governance Committee is charged with assisting our Board in fulfilling its oversight responsibilities with respect to the management of risk associated with Board membership and corporate governance.

Executive Sessions of Independent Directors

In order to promote open discussion among independent directors, our Board of Directors has a policy of conducting executive sessions of independent directors during each regularly scheduled Board meeting and at such other times if requested by an independent director. These executive sessions are chaired by our lead independent director. The lead independent director provides feedback to our Chief Executive Officer, as needed, promptly after the executive session. Mr. Rinat does not participate in such sessions.

Codes of Conduct

We have adopted a code of conduct that applies to our directors and a code of conduct that applies to our officers and all other employees. The full text of these codes of conduct are posted under the “Investors” section on our website at http://investor.modeln.com/govdocs.

Meetings of the Board of Directors

Our Board of Directors met twenty-three times during fiscal year 2017. No director attended fewer than 75% of the total number of meetings of the Board and of any Board committees of which he or she was a member during fiscal year 2017. It is our policy that directors are invited and encouraged to attend our annual meetings of stockholders. Five of our directors attended the 2017 Annual Meeting of Stockholders.

Committees of the Board of Directors

Our Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Members serve on these committees until their resignation or until otherwise determined by our Board. The following table provides membership information as of September 30, 2017 for each of our Board committees:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Zack Rinat*
Charles Robel**
Tim Adams
David Bonnette
Baljit Dail
Melissa Fisher
Alan Henricks

* Chairman of the Board          ** Lead Independent Director          = Chairperson          = Member

Audit Committee

Each of the members of the Audit Committee satisfies the independence requirements of Rule 10A-3. Messrs. Robel and Henricks, and Ms. Fisher are each an Audit Committee financial expert, as that term is defined under SEC rules, and possess financial sophistication as defined under the rules of the New York Stock Exchange. The designation does not impose on any of them any duties, obligations or liabilities that are greater than those generally imposed on members of our Audit Committee and our Board of Directors. The Audit Committee met four times during fiscal year 2017. Among other matters, the Audit Committee:

•	evaluates the qualifications, independence and performance of our independent registered public accounting firm;
•

determines the engagement of our independent registered public accounting firm and reviews and approves the scope of the annual audit and the fees paid to our independent registered public accounting firm;

•	discusses with management and our independent registered public accounting firm the results of the annual audit and the review of our financial statements;
•	approves the retention of our independent registered public accounting firm;
•	reviews our critical accounting policies and estimates and internal control over financial reporting; and
•	reviews the Audit Committee charter and its performance.

The Audit Committee operates under a written charter that was adopted by our Board of Directors and satisfies the applicable standards of the SEC and the New York Stock Exchange. A copy of the Audit Committee charter is posted under the “Investors” section on our website at http://investor.modeln.com/govdocs.

Compensation Committee

Each member of the Compensation Committee is an outside director, as defined pursuant to Section 162(m) of the Code, is a “non-employee director” under Rule 16b-3(b)(3)(i) of the Exchange Act, and is independent within the meaning of New York Stock Exchange rules. The Compensation Committee met twelve times during fiscal year 2017. Among other matters, the Compensation Committee:

•	reviews and approves goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers;
•	evaluates the performance of these officers in light of those goals and objectives and sets the compensation of these officers based on such evaluations; and
•	administers the issuance of stock options and other awards under our equity incentive plans.

At least annually, our Compensation Committee is responsible for reviewing, evaluating, and approving the compensation arrangements of our executive officers and for establishing and maintaining our executive compensation policies and practices. Under its charter, our Compensation Committee has the authority to retain outside counsel or other advisors. The Compensation Committee retains and does not delegate any of its exclusive power to determine all matters of executive compensation and benefits, although the Chief Executive Officer and the Human Resources department present compensation and benefit proposals to the Compensation Committee. However, our Chief Executive Officer is not present for deliberations or voting with respect to his compensation.

The Compensation Committee engaged an independent compensation consultant, Radford, an Aon Hewitt company (“Radford”), to evaluate our executive compensation levels and practices and to provide advice and ongoing recommendations on executive compensation matters for fiscal year 2017. Specifically, Radford was engaged to:

•	provide data from a peer group of companies to serve as a basis for assessing competitive compensation practices;
•	review and assess our current director, CEO and other executive officer compensation practices and equity profile relative to market practices;
•	review and assess our current compensation programs relative to market to determine any changes that may need to be implemented in order to remain competitive with our peer group;
•	review market practices on employee stock purchase plans and equity programs;
•	review market practices on stock ownership guidelines for directors and executive officers; and
•	monitor the performance of the company’s stock price relative to the Russell 3000 index in connection with the company’s performance-based restricted stock unit (“RSU”) program.

Radford representatives meet informally with the chair of the Compensation Committee and regularly with our Compensation Committee during its regular meetings, including in executive sessions from time to time without any members of management present. Radford works directly with our Compensation Committee (and not on behalf of management) to assist our Compensation Committee in satisfying its responsibilities and will undertake no projects for management without our Compensation Committee’s approval. No work performed by Radford during fiscal year 2017 raised a conflict of interest.

The Compensation Committee operates under a written charter that was adopted by our Board of Directors and satisfies the applicable standards of the SEC and the New York Stock Exchange. A copy of the Compensation Committee charter is posted under the “Investors” section on our website at http://investor.modeln.com/govdocs.

Nominating and Corporate Governance Committee

Each member of the Nominating and Corporate Governance Committee is independent within the meaning of New York Stock Exchange rules. The Nominating and Corporate Governance Committee met four times during fiscal year 2017. Among other matters, the Nominating and Corporate Governance Committee:

•	makes recommendations to our Board of Directors regarding candidates for directorships;
•	makes recommendations to our Board of Directors regarding the structure and composition of the board of directors and its committees;
•	develops corporate governance guidelines and renew and assess corporate governance best practices; and
•	makes recommendations to our Board of Directors concerning governance matters.

The Nominating and Corporate Governance Committee operates under a written charter that was adopted by our Board of Directors and satisfies the applicable standards of the SEC and the New York Stock Exchange. A copy of the Nominating and Governance Committee charter is posted under the “Investors” section on our website at http://investor.modeln.com/govdocs.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is, or has at any time during the past year been, an officer or employee of ours. None of our executive officers currently serve, or in the past year has served, as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Considerations in Evaluating Director Nominees

The Nominating and Corporate Governance Committee is responsible for identifying, evaluating and recommending candidates to the Board for Board membership. A variety of methods are used to identify and evaluate director nominees, with the goal of maintaining and further developing a diverse, experienced and highly qualified Board. Candidates may come to our attention through current members of our Board, professional search firms, stockholders or other persons.

The Nominating and Corporate Governance Committee will recommend to the Board for selection all nominees to be proposed by the Board for election by the stockholders, including approval or recommendation of a slate of director nominees to be proposed by the Board for election at each annual meeting of stockholders, and will recommend all director nominees to be appointed by the Board to fill interim director vacancies.

Director Qualifications

The Nominating and Corporate Governance Committee also reviews and recommends to the Board for determination the desired qualifications, expertise and characteristics of Board members, with the goal of developing a diverse, experienced and highly qualified Board. The Nominating and Corporate Governance Committee and the Board believe that candidates for director should have certain minimum qualifications, including, without limitation:

•	demonstrated business acumen and leadership, and high levels of accomplishment;
•	ability to exercise sound business judgment and to provide insight and practical wisdom based on experience;
•	commitment to understand Model N and its business, industry and strategic objectives;
•	integrity and adherence to high personal ethics and values, consistent with our code of conduct;
•	ability to read and understand financial statements and other financial information pertaining to Model N;
•	commitment to enhancing stockholder value;
•	willingness to act in the interest of all stockholders; and
•	for non-employee directors, independence under New York Stock Exchange listing standards and other applicable rules and regulations.

In the context of the Board’s existing composition, other requirements that are expected to contribute to the Board’s overall effectiveness and meet the needs of the Board and its committees may be considered.

In addition, under Model N’s Corporate Governance Guidelines (“Guidelines”), a director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board and committees on which such director sits, and to review prior to meetings material distributed in advance for such meetings. Thus, the number of other public company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member, as well as his or her other professional responsibilities, will be considered. Also under the Guidelines, there are no limits on the number of three-year terms that may be served by a director. However, in connection with evaluating recommendations for nomination for re-election, director tenure is considered. Model N values diversity on a company-wide basis, but has not adopted a specific policy regarding Board diversity.

Stockholder Recommendations for Nominations to the Board of Directors

The Nominating and Corporate Governance Committee will consider properly submitted stockholder recommendations for candidates for our Board who meet the minimum qualifications as described above. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the use of the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. A stockholder of record can nominate a candidate for election to the Board of Directors by complying with the procedures in Article I, Section 1.11 of our Bylaws. Any eligible stockholder who wishes to submit a nomination should review the requirements in the Bylaws on nominations by stockholders. Any nomination should be sent in writing to the Corporate Secretary, Model N, Inc., 777 Mariners Island Boulevard, Suite 300, San Mateo, California 94404. Submissions must include the full name of the proposed nominee, complete biographical information, a description of the proposed nominee’s qualifications as a director, other information specified in our Bylaws, and a representation that the nominating stockholder is a beneficial or record holder of our stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. These candidates are evaluated at meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials are forwarded to the Nominating and Corporate Governance Committee.

All proposals of stockholders that are intended to be presented by such stockholder at an annual meeting of Stockholders must be in writing and notice must be delivered to the Corporate Secretary at the principal executive offices of Model N not later than the close of business on the seventy-fifth (75th) day nor earlier than the close of business on the one hundred and fifth (105th) day prior to the first anniversary of the preceding year’s annual meeting. Stockholders are also advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

Non-Employee Director Compensation

Our non-employee directors are entitled to receive equity for their service as directors. Our Board of Directors has determined that the non-employee directors will receive an annual RSU grant with a value of $100,000. In addition, non-employee directors are entitled to receive an annual RSU grant with a value of $30,000 for service on our Board, which may be payable as cash at the election of the director, and an annual RSU grant with a value of $20,000 for the chair of the Audit Committee, $12,000 for the chair of the Compensation Committee and $8,000 for the chair of the Nominating and Corporate Governance Committee, each of which may be payable as cash at the election of the director. In addition, non-employee directors will receive an annual RSU grant with a value of $10,000 for serving on the Audit Committee, $6,000 for serving on the Compensation Committee and $4,000 for serving on the Nominating and Corporate Governance Committee, each of which may be payable as cash at the election of the director. In addition, the lead independent director is entitled to receive an annual RSU grant with a value of $15,000, which may be payable as cash at the election of the lead independent director.

The following table presents the total compensation for each person who served as a non-employee member of our Board of Directors in the fiscal year ended September 30, 2017. Other than as set forth in the table and described more fully below, in the fiscal year ended September 30, 2017 we did not pay any fees to, make any equity awards or non-equity awards to, or pay any other compensation to, the non-employee members of our Board of Directors. Non-employee directors may be reimbursed for travel and other expenses incurred in the performance of their duties.

The following table sets forth information regarding compensation earned by our non-employee directors for the fiscal year ended September 30, 2017:

Name(1)	Value of Restricted Stock Unit Awards ($)(2)
Tim Adams	$179,265	(3)(4)
David Bonnette	$173,869	(4)
Baljit Dail	$109,984	(5)
Melissa Fisher	$171,428	(4)
Alan Henricks	$178,772	(4)
Charles Robel	$211,831	(4)

(1)

As of September 30, 2017, the above-listed directors held outstanding options and RSUs pursuant to which the following shares of our Common Stock are issuable upon exercise or settlement, respectively: Mr. Adams (7,370 shares subject to RSUs); Mr. Bonnette (8,050 shares subject to RSUs); Mr. Dail (4,932 shares subject to RSUs); Ms. Fisher (7,937 shares subject to

RSUs); Mr. Henricks (12,358 shares subject to RSUs); and Mr. Robel (33,333 shares subject to options; 9,808 shares subject to RSUs).
(2)

The amounts in this column represent the aggregate grant date fair values for equity awards granted to the Board of Directors computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The assumptions used in calculating the aggregate grant date fair value of the equity awards reported in this column are set forth in Note 9 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K for fiscal year 2017. These amounts reflect our accounting costs for these awards, and do not correspond to the actual value that may be realized by the above-named board members.

(3)	In December 2016, in connection with commencing his service as a director, Mr. Adams was granted an award of 2,349 restricted stock units, which vested as to 100% on February 15, 2017.
(4)

In February 2017, each of Messrs. Adams, Bonnette, Henricks and Robel, and Ms. Fisher was granted an award of 14,739, 16,099, 16,553, 19,614 and 15,873 RSUs, respectively, which will vest over a one-year period with 25% of the shares granted vesting on each quarterly anniversary of the vesting start date.

(5)

In May 2017, in connection with commencing his service as a director, Mr. Dail was granted an award of 9,864 restricted stock units, which will vest as to 25% on May 15, 2017, August 15, 2017, November 15, 2017 and February 15, 2018.

Communications with the Board of Directors

Stockholders and all interested parties wishing to communicate with the Board of Directors or with an individual member of the Board of Directors may do so by writing to the Board of Directors or to the particular member of the Board of Directors, care of the Corporate Secretary, at Model N, Inc., 777 Mariners Island Boulevard, Suite 300, San Mateo, California 94404. The envelope should indicate that it contains a stockholder or interested party communication. All such communications will be forwarded to the director or directors to whom the communications are addressed.

REPORT OF THE AUDIT COMMITTEE

With respect to Model N’s financial reporting process, the management of Model N is responsible for (1) establishing and maintaining internal controls and (2) preparing Model N’s consolidated financial statements. Model N’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), is responsible for auditing these financial statements. It is the responsibility of the Audit Committee to oversee these activities. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of Model N’s financial statements.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended September 30, 2017 with Model N’s management and with PwC, including the results of the independent registered public accounting firm’s audit of Model N’s financial statements. The Audit Committee has also discussed with PwC all matters that the independent registered public accounting firm was required to communicate and discuss with the Audit Committee, including the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees.”

The Audit Committee also has received and reviewed the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence from Model N, as well as any relationships that may impact PwC’s objectivity and independence.

Based on the Audit Committee’s review and discussions with Model N’s management and independent registered public accountants discussed above, the Audit Committee recommends to the Board of Directors that the audited financial statements be included in Model N’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

Charles J. Robel (Chair)

Melissa Fisher

Alan Henricks

RELATED PERSON TRANSACTIONS

Other than the executive and director compensation arrangements, including the employment, termination of employment and change in control arrangements, discussed below under “Executive Compensation,” the indemnification arrangements with our executive officers and directors discussed below under “Employment Arrangements and Indemnification Agreements,” we were not party to any transactions since October 1, 2016 to which we have been a participant, in which the amount involved in the transaction exceeds or will exceed $120,000 and in which any of our directors, executive officers, or holders of more than 5% of our common stock, or any immediate family member of, or person sharing the same household with, any of these individuals, had or will have a direct or indirect material interest.

Statement of Policy Regarding Related Person Transactions

As provided in the Audit Committee Charter, the Audit Committee of our Board of Directors must review and approve in advance any related party transaction. We have also adopted a related-party transactions policy under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our Audit Committee. If the related party is, or is associated with, a member of our Audit Committee, the transaction must be reviewed and approved by another independent body of our Board of Directors. Any request for us to enter into a transaction with a related party in which the amount involved exceeds $120,000 and such party would have a direct or indirect interest must first be presented to our Audit Committee for review and approval. If advance approval of a related-party transaction was not feasible or was not obtained, the related-party transaction must be submitted to the Audit Committee as soon as reasonably practicable, at which time the Audit Committee shall consider whether to ratify and continue, amend and ratify, or terminate or rescind such related party transaction.

It is our intention to ensure that all transactions between us and our officers, directors and principal stockholders and their affiliates, are approved by the Audit Committee of our Board of Directors, and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of December 19, 2017. Officers are elected by the Board of Directors to hold office until their successors are elected and qualified.

Name	Age	Current Position(s) with Model N
Zack Rinat	59	Chief Executive Officer and Chairman of the Board
David Barter	46	Senior Vice President and Chief Financial Officer
Russell Mellott	48	Senior Vice President and Chief Revenue Officer
Mark Anderson	57	Senior Vice President, Global Services
Neeraj Gokhale	50	Senior Vice President and Chief Product Officer
Amelia Generalis	47	Senior Vice President and Chief People Officer

For information on the business background of Mr. Rinat, see “Proposal No. 1—Election of Directors” above.

David Barter has served as Senior Vice President and Chief Financial Officer since May 2017. From September 2013 to May 2017, Mr. Barter served as the Vice President of Finance at Guidewire Software, Inc., a provider of software solutions to the insurance industry. From October 2005 to September 2013, Mr. Barter held several senior leadership positions with Microsoft Corporation, including as the Chief Financial Officer of the Microsoft Financing division. Mr. Barter holds a BBA degree in Finance and Philosophy from the University of Notre Dame and an M.B.A from Northwestern University, Kellogg School of Management.

Russell Mellott has served as Senior Vice President and Chief Revenue Officer since January 2017. From April 2015 to January 2017, Mr. Mellott served as the Vice President of Software Sales at Intelligrated Systems Inc., a provider of supply chain software solutions. From May 2011 to October 2014, Mr. Mellott served as Senior Vice President of Sales at Epicor Software Corporation, a provider of business software solutions to the manufacturing, distribution, retail and services industries. Mr. Mellott holds a B.A. in Computer Science from LaSalle University.

Mark Anderson has served as Senior Vice President, Global Services since April 2016. From March 2010 to January 2016, Mr. Anderson served as Senior Vice President of Global Solutions Delivery of Vendavo, Inc., a provider of margin and profit optimization solutions. From June 2009 to April 2010, Mr. Anderson served as Vice President of Professional Services of Comergent Technologies, Inc., an information technology and services company. Prior to joining Comergent, Mr. Anderson held several leadership roles in the enterprise software industry, including as Vice President of Professional Services for discrete industries at SAP North America, a provider of business software. Mr. Anderson holds a B.S. in Industrial Engineering from the University of Nebraska and an M.B.A in Operations Management from the Simon School of Business at the University of Rochester.

Neeraj Gokhale has served as Senior Vice President and Chief Product Officer since August 2017.  From August 2015 to November 2016, Mr. Gokhale served as the Vice President of Global Marketing and Product Management at the storage division of Hewlett Packard Enterprise Company. From January 2010 to July 2015, Mr. Gokhale served as Vice President, Products, Communication Global Business Unit at Oracle Corporation. Mr. Gokhale holds a B.Tech degree from the Indian Institute of Technology, Kanpur, an M.S. degree from the University of Louisville, and an M.B.A from the Stanford Graduate School of Business.

Amelia Generalis has served as Senior Vice President and Chief People Officer since July 2016. From August 2013 to July 2016, Ms. Generalis served as the Head of Human Resources and Head of Talent at Anaplan, Inc., a provider of business modeling and planning solutions. From July 2011 to December 2012, Ms. Generalis served as Vice President of Human Resources (Cloud) at SuccessFactors, Inc., a provider of human capital management solutions. From December 2009 to July 2011, Ms. Generalis served as Global Director of Human Resources at Elo Touch Solutions, Inc., a provider of touch screen solutions. Prior to joining Elo, Ms. Generalis held leadership roles in human resources at Electronics Arts Inc., an interactive entertainment software company, and Shell Oil Company. Ms. Generalis holds a B.A. in Biology from the College of Charleston, and an M.B.A from Vanderbilt University.

EXECUTIVE COMPENSATION

Overview

This section provides an overview of the material components of our executive compensation program for our Chief Executive Officer and each of our two other most highly compensated executive officers (our named executive officers) during fiscal year 2017. The compensation provided to our named executive officers for fiscal year 2017 is set forth in detail in the Summary Compensation Table and other tables that follow this section, as well as the accompanying footnotes and narratives relating to those tables. This section also discusses our executive compensation philosophy, objectives and design; compensation decisions for our named executive officers in fiscal year 2017; the role of compensation consultants; and the peer group used in evaluating executive officer compensation.

Our named executive officers for fiscal year 2017 were:

•	Zack Rinat, our Chief Executive Officer (November 2016 to present) and Chairman of the Board of Directors;
•	David Barter, our Senior Vice President and Chief Financial Officer (May 2017 to present); and
•	Russell Mellott, our Senior Vice President and Chief Revenue Officer (January 2017 to present).

Executive Compensation Philosophy, Objectives and Design

Compensation Philosophy

We operate in a highly competitive and rapidly evolving market, and we expect competition to continue to increase. Our ability to compete and succeed in this environment is directly correlated to our ability to recruit, incentivize and retain talented individuals in the areas of development, services, sales, marketing, and support functions, such as Finance, IT and HR. The market for skilled individuals in any of these areas is very competitive. Our compensation philosophy is designed to establish and maintain a compensation program that attracts, retain, and rewards talented individuals who possess the skills necessary to create long-term value for our stockholders, expand our business and assist in the achievement of our strategic objectives.

In fiscal year 2017, our Compensation Committee reviewed and assessed our general compensation philosophy, which is intended to align with our core values, yearly performance, and our stockholder interests, as well as to effectively balance our short- and long-term objectives. The Compensation Committee believes that compensation should never get in the way of us doing what is right and that a great work environment needs to be supported by competitive pay practices and benefits. When determining the competitiveness of our pay practices, we look at the entire pay and benefit package, taking into account total compensation. Our total compensation package is designed to be competitive in the geographical locations where we do business, focused on results, and fair and flexible. The Compensation Committee recognizes the importance of providing fair rewards for employee contributions. We seek to provide total targeted direct compensation (salary, bonus and equity) that is at or above the 50th percentile of the market, and to provide parity and consistency within functions. We also believe in making tough decisions in order to adhere to budgets, ensuring transparency and promoting understanding of our compensation philosophy and practices.

The Compensation Committee retains flexibility to review our compensation structure periodically as needed to focus on different business objectives, and reviews our compensation programs at least annually.

Objectives for our Executive Compensation Programs

Consistent with our compensation philosophy, the primary goals of our executive compensation programs are to:

•	provide competitive compensation to recruit, retain and motivate top talent;
•	align executive compensation to company performance and our stockholders’ interests; and
•	balance short and long-term objectives.

Elements of Our Executive Compensation Program

The key elements of our compensation package for named executive officers are base salary, bonuses, equity-based awards, and our benefits programs. Each named executive officer’s compensation has been designed to provide a combination of compensation that is tied to achievement of our short- and long-term objectives.

Base Salary

We offer base salaries that are intended to provide a level of stable fixed compensation to named executive officers for performance of day-to-day services. Other than our co-founder and Chief Executive Officer, each named executive officer’s base salary was established as the result of arm’s-length negotiation with the individual at the time of hiring. Base salaries for our executive officers are generally reviewed annually to determine whether an adjustment is warranted or required. In fiscal year 2017, the Compensation Committee reviewed the base salaries of our executive officers taking into consideration a compensation analysis performed by Radford. The base salaries paid to our named executive officers for fiscal year 2017 are set forth in the Summary Compensation Table below.

Bonuses

We provide our executive officers, including the named executive officers, with the opportunity to earn cash bonuses to encourage the achievement of corporate and individual objectives and to reward those individuals who significantly impact our corporate results. The Compensation Committee determines and approves cash bonus decisions for our executive officers.

The bonus plan applicable to fiscal year 2017 was based on the attainment of a target level of adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”), recurring revenue and customer satisfaction, subject to an individual performance factor as determined by our Chief Executive Officer and the Compensation Committee. Our Chief Executive Officer did not participate in the bonus plan applicable to fiscal year 2017. The Compensation Committee approved these features of the bonus plan since, in its view, it was the best indicator of our successful execution of our annual operating plan and that achieving the target level of adjusted EBITDA, recurring revenue and customer satisfaction would require a focused and consistent effort by our executive officers throughout fiscal year 2017. The target bonus attributable to adjusted EBITDA, recurring revenue and customer satisfaction accounted for 37.5%, 37.5% and 25%, respectively, of the executive officer’s target bonus. Based on our fiscal year 2017 corporate performance, we achieved the adjusted EBITDA, recurring revenue and customer satisfaction targets at approximately 94%, considered together, and in October 2017, the Compensation Committee approved bonus payments consistent with such achievement, subject to individual performance factors.

Equity-Based Awards

We use equity awards to motivate and reward our executive officers, including our named executive officers, for long-term corporate performance based on the value of our common stock and, thereby, to align the interests of our executive officers with those of our stockholders. We primarily award RSUs based on a desire to reduce short-term dilution and stock plan share usage. RSUs provide the right to receive a specified number of shares of our common stock at no cost to the employee if the employee remains employed by us on the date the RSUs vest. The compensation value of RSUs does not depend solely on future stock price increases. The value of unvested RSUs provides a significant retention incentive and maintains alignment between the interests of stockholders and of management. Although its value may increase or decrease with changes in the stock price during the period before vesting, an RSU will have value in the long term, while the entire compensation value of a stock option depends on future stock price appreciation. Accordingly, RSUs can deliver significantly greater share-for-share compensation value at grant than stock options, and we can offer comparable compensation value with fewer shares and less dilution for our stockholders. In connection with our initial public offering, we began granting RSUs in order to provide additional retention for our executives. We also adopted a program in which all executives are eligible for annual equity grants.

Fiscal 2017 RSU Awards

In September 2017, we granted Mr. Rinat 169,331 performance-based RSUs. In May 2017, we granted Mr. Barter 26,416 performance-based RSUs and 88,856 RSUs. In February 2017, we granted Mr. Mellott 62,429 performance-based RSUs and 73,780 RSUs. The performance-based RSUs vest over a three-year period with 50% vesting on the second and third annual anniversaries of the vesting commencement date. Subject to achievement of certain minimum performance criteria based upon total shareholder return, the performance-based RSUs may vest between a minimum of 0% and a maximum of 250%. Except for a certain portion of the RSUs granted to Mr. Barter, which vested as to 100% on October 31, 2017, and granted to Mr. Mellott, which vested as to 100% on May 15, 2017, the RSUs vest over a four-year period with 25% vesting on each annual anniversary of the vesting commencement date. The vesting of these awards will also accelerate by 100% of the remaining unvested shares in the event of a qualifying termination of employment within 12 months of a change in control of Model N.

Benefits Programs

Our employee benefit programs, including our health, dental, vision, life insurance and disability programs, are designed to provide a competitive level of benefits to our employees generally, including our named executive officers and their families. We adjust our employee benefit programs as needed based upon regular monitoring of applicable laws and practices and the competitive market. Our named executive officers are entitled to participate in the same employee benefit plans, and on the same terms and conditions, as all other United States full-time employees.

SUMMARY COMPENSATION TABLE

The following table provides information regarding all plan and non-plan compensation awarded to, earned by or paid to each of our named executive officers during the fiscal year ended September 30, 2017 and the fiscal year ended September 30, 2016.

Name and Principal Position	Fiscal Year	Base Salary ($)	Non-Equity Incentive Plan Compensation ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)	All Other Compensation ($)	Total ($)
Zack Rinat	2017	$1	$—	$4,259,520	$—	$—	$4,259,521
Chief Executive Officer and Chairman of the Board	2016	$1	$—	$1,697,000	$—	$—	$1,697,001

David Barter	2017	$122,121	$61,250	$1,708,542	$—	$—	$1,891,913
Senior Vice President and	2016	$—	$—	$—	$—	$—	$—
Chief Financial Officer

Russell Mellott	2017	$223,750	$106,998	$1,861,209	$—	$—	$2,191,958
Senior Vice President and Chief Revenue Officer	2016	$—	$—	$—	$—	$—	$—

(1)

The amounts in this column reflect cash bonus awards earned by the named executive officers under our bonus plans applicable to fiscal years 2017 and 2016. The bonus plan applicable to fiscal year 2017 is discussed in greater detail in “Executive Compensation” above.

(2)

The amounts reported in this column represent the aggregate grant date fair value of equity awards granted under our 2013 Equity Incentive Plan to our named executive officers during the fiscal year ended September 30, 2017 as computed in accordance with Accounting Standards Codification Topic 718. The assumptions used in calculating the dollar amount recognized for financial statement reporting purposes of the equity awards reported in this column are set forth in Note 9 to our consolidated financial statements included in our fiscal year 2017 Annual Report on Form 10-K filed on November 15, 2017. Note that the amounts reported in this column reflect the accounting cost for these equity awards, and do not correspond to the actual economic value that may be received by our named executive officers from the equity awards.

(3)	The fiscal year 2017 stock awards are discussed in greater detail in “Executive Compensation” above.

Outstanding Equity Awards at 2017 Fiscal Year-End Table

The following table provides information regarding outstanding RSUs held by our current named executive officers as of September 30, 2017.

			Stock Awards
Name	Grant Date		Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Zack Rinat	3/9/2015	(1)	—	—	168,200	$2,514,590
	5/12/2016	(1)	—	—	100,000	$1,495,000
	9/8/2017	(1)	—	—	169,331	$2,531,498

David Barter	5/22/2017	(2)	9,606	$143,610	—	—
	5/22/2017	(3)	79,250	$1,184,788	—	—
	5/22/2017	(1)	—	—	26,416	$394,919

Russell Mellott	2/22/2017	(3)	62,429	$933,314	—	—
	2/22/2017	(1)	—	—	62,429	$933,314

(1)

The shares subject to this performance-based RSU award vest as to 50% on the second and third annual anniversaries of the vesting commencement date based on the performance of our stock price relative to the Russell 3000 Index.

(2)	The shares subject to this RSU award vested as to 100% on October 31, 2017.
(3)	The shares subject to this RSU award vest as to 25% on each annual anniversary of the vesting commencement date.
(4)

The market value of unvested shares is calculated by multiplying the number of unvested shares held by the applicable named executive officer by the closing price of our common stock on September 30, 2017, which was $14.95.

EQUITY COMPENSATION PLAN INFORMATION

Securities Authorized for Issuance Under Equity Compensation Plans

The following table includes information as of September 30, 2017 for equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(1)	3,370,868	7.71	(2)	5,775,026	(3)
Equity compensation plans not approved by security holders	n/a	n/a		n/a
Total	3,370,868	7.71		5,775,026

(1)	Excludes purchase rights accruing under our 2013 Employee Stock Purchase Plan and includes 2,917,723 shares subject to RSUs.
(2)	The weighted average exercise price relates solely to outstanding stock option shares since shares subject to RSUs have no exercise price.
(3)

Includes 1,386,916 shares of common stock that remain available for purchase under the 2013 Employee Stock Purchase Plan, 3,129,463 shares of common stock that remain available for purchase under our 2013 Equity Incentive Plan, and 1,258,647 shares of common stock reserved for issuance pursuant to the vesting of performance-based RSUs and subject to the achievement of certain performance criteria. Additionally, our 2013 Employee Stock Purchase Plan provides for automatic increases in the number of shares available for issuance under it on October 1 of each year during the term of the 2013 Employee Stock Purchase Plan by the number of shares equal to 2% of the total number of outstanding shares of our common stock on the immediately preceding September 30th (rounded down to the nearest whole share).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 19, 2017, certain information regarding beneficial ownership of our common stock (a) by each person known by us to be the beneficial owner of more than five percent of the outstanding shares of common stock, (b) by each director and nominee for director, (c) by named executive officers (as defined in “Executive Compensation” above) and (d) by all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 29,473,563 shares of common stock outstanding at December 19, 2017. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options and RSUs held by that person or entity that are currently exercisable or releasable, or that will become exercisable or releasable within 60 days of December 19, 2017. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Model N, Inc., 777 Mariners Island Boulevard, Suite 300, San Mateo, California 94404.

	Shares Beneficially Owned (as of December 19, 2017)
	Number	Percent
Named Executive Officers, Directors and Director Nominees:
Zack Rinat(1)	5,283,964	17.8%
David Barter(2)	6,010	*
Russell Mellott(3)	30,959	*
Tim Adams(4)	17,368	*
David Bonnette(5)	58,383	*
Baljit Dail(6)	9,984	*
Melissa Fisher(7)	21,586	*
Alan Henricks(8)	27,308	*
Charles Robel(9)	107,169	*
All directors and executive officers as a group (12 persons):(10)	5,620,627	18.9%
5% Stockholders:
Soros Fund Management LLC(11)	2,765,000	9.4%
RGM Capital, LLC(12)	2,322,794	7.9%
SQN Investors LP(13)	2,184,130	7.4%

*	Represents beneficial ownership of less than 1% of our outstanding shares of common stock.
(1)

Consists of 1,054,228 shares held by Mr. Rinat; 134,100 shares subject to RSUs held by Mr. Rinat that will vest within 60 days of December 19, 2017; 26,907 shares by GADD, Inc., 996,110 shares held of record by Mr. Rinat and Orli Rinat as community property, 666,666 shares held of record by Mr. Rinat, Orli Rinat and Glen Kohl, trustees of Danielle Rinat Family Heritage Trust Dated December 12, 2005, 666,666 shares held of record by Mr. Rinat, Orli Rinat and Glen Kohl, trustees of Gahl Rinat Family Heritage Trust Dated December 12, 2005, 36,310 shares held of record by Gahl Rinat Trust, 36,311 shares held of record by Danielle Rinat Trust and 1,666,666 shares held of record by Mr. Rinat and Orli Rinat, trustees of the Rinat Family 2006 Trust Dated December 13, 2006. Mr. Rinat is a trustee of each of the foregoing trusts. The trustees of each of the foregoing trusts share voting and investment power with respect to the shares held by each respective trust. Mr. Rinat is the sole director and the Chief Executive Officer of GADD, Inc. Mr. Rinat and Orli Rinat are trustees of the Rinat Family 2006 Trust Dated December 13, 2006. This trust is the sole shareholder of GADD, Inc. Accordingly, Mr. Rinat may be deemed the beneficial owner of all shares held by this trust and GADD, Inc.

(2)	Consists of 6,010 shares held by Mr. Barter and no shares subject to RSUs held by Mr. Barter that will vest within 60 days of December 19, 2017.
(3)	Consists of 15,351 shares held by Mr. Mellott and 15,608 shares subject to RSUs held by Mr. Mellott that will vest within 60 days of December 19, 2017.
(4)	Consists of 13,403 shares held by Mr. Adams and 3,965 shares subject to RSUs held by Mr. Adams that will vest within 60 days of December 19, 2017.

(5)	Consists of 54,358 shares held by Mr. Bonnette and 4,025 shares subject to RSUs held by Mr. Bonnette that will vest within 60 days of December 19, 2017.
(6)	Consists of 7,398 shares held by Mr. Dail, and 2,586 shares subject to RSUs held by Mr. Dail that will vest within 60 days of December 19, 2017.
(7)	Consists of 17,617 shares held by Ms. Fisher, and 3,969 shares subject to RSUs held by Ms. Fisher that will vest within 60 days of December 19, 2017.
(8)	Consists of 23,169 shares held by Mr. Henricks and 4,139 shares subject to RSUs held by Mr. Henricks that will vest within 60 days of December 19, 2017
(9)

Consists of 68,932 shares held by Mr. Robel, 33,333 shares subject to options held by Mr. Robel that are exercisable within 60 days of December 19, 2017, and 4,904 shares subject to RSUs held by Mr. Robel that will vest within 60 days of December 19, 2017.

(10)

Consists of 5,360,177 shares held by our directors and executive officers as a group and 260,450 shares subject to options and RSUs that are exercisable or will vest, as applicable, within 60 days of December 19, 2017 held by our directors and executive officers as a group.

(11)

Based on Schedule 13G/A filed with the SEC February 14, 2017. Consists of 2,765,000 shares held by Soros Fund Management LLC and George and Robert Soros, who have shared voting and dispositive power over the shares. Soros Fund Management LLC serves as principal investment manager to Quantum Partners. As such, Soros Fund Management LLC has been granted investment discretion over portfolio investments, including the shares, held for the account of Quantum Partners. George Soros serves as Chairman of Soros Fund Management LLC and Robert Soros serves as President and Deputy Chairman of Soros Fund Management LLC. The address for each reporting person is 250 West 55th Street, 38th Floor, New York, NY 10019.

(12)

Based on Schedule 13G/A filed with the SEC February 14, 2017. Consists of 2,322,794 shares held by RGM Capital, LLC and Robert G. Moses, who have shared voting and dispositive power over the shares. Robert G. Moses is the managing member of RGM Capital, LLC, a Delaware limited liability company that serves as the general partner of and exercises investment discretion over the accounts of a number of investment vehicles. None of those investment vehicles has beneficial ownership of 5% or more of any class of the shares. The address for each reporting person is 9010 Strada Stell Court, Suite 105, Naples, FL 34109.

(13)

Based on Schedule 13G filed with the SEC February 6, 2017. Consists of 2,184,130 shares held by SQN Investors LP, SQN Investors (GP) LLC, SQN Partners (GP) LLC, Amish Mehta, and SQN Investors Master Fund LP, who have shared voting and dispositive power over the shares. SQN Investors LP is an investment adviser whose clients, including SQN Investors Master Fund LP, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of stock. SQN Investors (GP) LLC is the general partner of SQN Investors LP and SQN Partners (GP) LLC is the general partner of investment limited partnerships of which SQN Investors LP is the investment adviser, including SQN Investors Master Fund LP. No individual client, other than SQN Investors Master Fund LP, holds more than five percent of the outstanding stock. The address for each reporting person except SQN Investors Master Fund LP is 201 Redwood Shores Parkway, Suite 242, Redwood City, CA 94065. The address for SQN Investors Master Fund LP is c/o Morgan Stanley Fund Services (Cayman) Ltd., Cricket Square, 2nd Floor, Boundary Hall, Hutchins Drive, P.O. Box 2681, Grand Cayman KY1-1111, Cayman Islands.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during fiscal year 2017, all Section 16(a) filing requirements were satisfied on a timely basis, except for one Form 4 reporting one transaction that was filed late by Mark Anderson.

EMPLOYMENT ARRANGEMENTS AND INDEMNIFICATION AGREEMENTS

Employment, Severance and Change in Control Arrangements

We have entered into employment offer letters with each of our named executive officers in connection with his commencement of employment with us, except for Mr. Rinat, with whom we have not entered into an employment offer letter. Each of these employment engagements was negotiated on our behalf by our Chief Executive Officer, Mr. Rinat, with oversight from the Compensation Committee of our board of directors.

Typically, these arrangements provide for at-will employment and included our named executive officers’ initial base salary, a discretionary annual incentive bonus opportunity and standard employee benefit plan participation. These arrangements also provided for a recommended equity award grant to be submitted to the Compensation Committee of our board of directors for approval, with an exercise price, in the case of stock options, equal to the fair market value of our common stock on the date of grant and subject to our specified vesting requirements. These employment engagements were each subject to execution of our standard confidential information and invention assignment agreement.

Mr. Rinat

We have not entered into any employment arrangements with Mr. Rinat, our Chief Executive Officer.

Mr. Barter

We entered into an offer letter agreement with Mr. Barter, our Senior Vice President and Chief Financial Officer, on May 7, 2017.  Pursuant to the offer letter, Mr. Barter’s initial base salary was established at $310,000 per year.   In addition, Mr. Barter is eligible to receive an annual target bonus of $155,000 based on the achievement of company and personal objectives.  On May 22, 2017, in accordance with the terms of his offer letter, Mr. Barter was granted 9,606 RSUs that fully vested on October 31, 2017, 79,250 RSUs, which vest in four equal installments on each annual anniversary of the vesting commencement date, and 26,416 performance-based RSUs that will vest over three years with 50% vesting on the second and third annual anniversary of the vesting commencement date, subject to the achievement of certain performance criteria.  Mr. Barter’s employment is at will and may be terminated at any time, with or without cause.

Mr. Mellott

We entered into an offer letter agreement with Mr. Mellott, Senior Vice President, Chief Revenue Officer, on December 9, 2016.  Pursuant to the offer letter, Mr. Mellott’s initial base salary was established at $300,000 per year.  In addition, Mr. Mellott is eligible to receive an annual variable compensation target bonus potential of approximately $250,000, subject to achievement of certain individual goals. On February 22, 2017, in accordance with the terms of his offer letter, Mr. Mellott was granted 11,351 RSUs that fully vested on May 15, 2017, 62,429 RSUs, which vest in four equal installments on each annual anniversary of the vesting commencement date, and 62,429 performance-based RSUs that will vest over three years with 50% vesting on the second and third annual anniversary of the vesting commencement date, subject to the achievement of certain performance criteria.  Mr. Mellott’s employment is at will and may be terminated at any time, with or without cause.

Change in Control

Generally, our equity award agreements with each of our named executive officers provide for acceleration of vesting of 100% of the unvested shares of our common stock underlying such equity awards in the event of an involuntary termination of employment (as such term is defined in the stock option agreement) within 12 months following a change in control in our company. In addition, our equity award agreements with our non-employee directors generally provide for acceleration of vesting of 100% of the unvested shares of our common stock underlying such equity awards in the event of a change in control of our company. In the event one of our named executive officers was terminated, he would also be able to exercise any previously vested stock options that he held.

In addition to our equity award agreements, our standard form of Change in Control and Severance Agreement (“Severance Agreement”) with each of our named executive officers provide that in exchange for a customary release of claims, upon a qualifying termination, which means a termination by us without “cause” or a termination by the executive officer for “good reason,” outside of a “change in control” (each as defined in the Severance Agreement): (i) a lump sum severance payment of six months of base salary and (ii) payment of premiums for continued medical benefits (or equivalent cash payment if applicable law so requires) for up to six months will be paid by Model N. If the executive officer is subject to a qualifying termination within the 12 months following a change in control, the Severance Agreement provides the following benefits to such individual in exchange for a customary release of claims: (i) a lump sum severance payment of six months base salary, (ii) 100% acceleration of any then-unvested equity awards and

(iii) payment of premiums for continued medical benefits (or equivalent cash payment if applicable law so requires) for up to six months.

Indemnification arrangements

Our amended and restated certificate of incorporation includes a provision that eliminates, to the fullest extent permitted by Delaware law, the personal liability of a director or officer for monetary damages resulting from breach of his fiduciary duty as a director or officer.

Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except for liability:

•	for any breach of their duty of loyalty to our company or our stockholders;
•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;
•	unlawful payments of dividends or unlawful stock purchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•	for any transaction from which they derived an improper benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

Our amended and restated bylaws provide that:

•	we are required to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;
•	we may indemnify our other employees and agents as provided in indemnification contracts entered into between us and our employees and agents;
•

we are required to advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions; and

•	the rights conferred in the restated bylaws are not exclusive.

In addition to the indemnification required in our restated certificate of incorporation and restated bylaws, we enter into indemnity agreements with each of our directors and executive officers. These agreements may, among other things, provide for the indemnification of our directors and executive officers for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were our agents or incurred in investigating or defending any such action or proceeding. We have also obtained directors’ and officers’ insurance to cover our directors, executive officers and some of our employees under which, subject to the limitations of the policies, coverage is provided against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director, executive officer or employee, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these individuals pursuant to our indemnification obligations or otherwise as a matter of law. We believe that these indemnification provisions and agreements and this insurance are necessary to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws or in these indemnification agreements may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification by us is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (“Securities Act”), may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ADDITIONAL INFORMATION

Stockholder Proposals for 2019 Annual Meeting

Any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2019 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than September 6, 2018. Such proposals must be delivered to the Corporate Secretary of Model N at the address listed on the front page.

Proposals of stockholders that are not eligible for inclusion in the Proxy Statement and proxy for our 2019 Annual Meeting of Stockholders, or that concern one or more nominations for Directors at the meeting, must comply with the procedures, including minimum notice provisions, contained in our Bylaws. Notice must be received by the Corporate Secretary of Model N at the address listed on the front page, no earlier than November 3, 2018 and no later than December 3, 2018.

However, if the date of our 2019 Annual Meeting of Stockholders is advanced by more than 30 days prior to, or delayed by more than 60 days after, the one-year anniversary of the date of the previous year’s annual meeting, then, for notice to the stockholder to be timely, it must be so received by the Corporate Secretary at the address listed on the front page not earlier than the close of business on the 105th day prior to such annual meeting and not later than the close of business on the later of (1) the 75th day prior to such annual meeting, or (2) the tenth day following the day on which public announcement of the date of such annual meeting is first made.

A copy of the pertinent provisions of the Bylaws is available upon request to the Corporate Secretary of Model N at the address listed on the front page.

Solicitation of Proxies

We will bear the expense of preparing, printing and distributing proxy materials to our stockholders. In addition to solicitations by mail, there may be incidental personal solicitation at nominal cost by directors, officers, employees or our agents. We will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of our common stock for which they are record holders.

Fiscal Year 2017 Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2017 and our 2018 proxy statement, each as filed with the SEC, is available, without charge, by mailing a request to Investor Relations, Model N, Inc., 777 Mariners Island Boulevard, Suite 300, San Mateo, California 94404. The Annual Report on Form 10-K and proxy statement are also available at the web address shown on the Notice of Annual Meeting of Stockholders and under the “Investors” section on our website at: http://investor.modeln.com/CustomPage/Index?KeyGenPage=1073749823.

OTHER MATTERS

We know of no other matters that are likely to be brought before the meeting. If, however, other matters that are not now known or determined come before the meeting, the persons named in the enclosed proxy or their substitutes will vote such proxy in accordance with their discretion.

MODEL N, INC.

January 4, 2018

San Mateo, California

APPENDIX A

MODEL N, INC.

2013 EQUITY INCENTIVE PLAN

1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents and Subsidiaries that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 27.

2. SHARES SUBJECT TO THE PLAN.

2.1. Number of Shares Available. Subject to Sections 2.6 and 21 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of the date of adoption of the Plan by the Board, is fifteen million, one hundred thirty-one thousand, nine hundred and thirty-two (15,131,932) Shares, which includes (i) any reserved shares not issued or subject to outstanding grants under the Company’s 2010 Equity Incentive Plan (the “Prior Plan”) on the Effective Date (as defined below), plus (ii) shares that are subject to stock options or other awards granted under the Prior Plan that cease to be subject to such stock options or other awards by forfeiture or otherwise after the Effective Date, (iii) shares issued under the Prior Plan before or after the Effective Date pursuant to the exercise of stock options that are, after the Effective Date, forfeited, (iv) shares issued under the Prior Plan that are repurchased by the Company at the original issue price and (v) shares that are subject to stock options or other awards under the Prior Plan that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award.

2.2. Lapsed, Returned Awards. Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued; or (d) are surrendered pursuant to an Exchange Program. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Shares used to pay the exercise price of an Award or withheld to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 shall not include Shares subject to Awards that initially became available because of the substitution clause in Section 21.2 hereof.

2.3. Minimum Share Reserve. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.

2.4. Automatic Share Reserve Increase. The number of Shares available for grant and issuance under the Plan shall be increased on October 1, of each of the first four (4) calendar years during the term of the Plan, by the lesser of (i) five percent (5%) of the number of Shares issued and outstanding on each September 30 immediately prior to the date of increase or (ii) such number of Shares determined by the Board.

2.5. Limitations. No more than eight million (8,000,000) Shares shall be issued pursuant to the exercise of ISOs.

2.6. Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of shares that may be issued as ISOs set forth in Section 2.5, and (e) the maximum number of Shares that may be issued to an individual or to a new Employee in any one calendar year set forth in Section 3, and (f) the maximum number of Shares subject to Awards that may be granted to Non-Employee Directors as set forth in Section 12, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.

3. ELIGIBILITY. ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors; provided such Consultants, Directors and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No Participant will be eligible to receive more than two million (2,000,000) Shares in any calendar year under this Plan pursuant to the grant of Awards except that new Employees (including new Employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company) are eligible to receive up to a maximum of four million (4,000,000) Shares in the calendar year in which they commence their employment.

4. ADMINISTRATION.

4.1. Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board shall establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to:

(a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c) select persons to receive Awards;

(d) determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may vest and be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;

(e) determine the number of Shares or other consideration subject to Awards;

(f) determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;

(g) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(h) grant waivers of Plan or Award conditions;

(i) determine the vesting, exercisability and payment of Awards;

(j) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(k) determine whether an Award has been earned;

(l) determine the terms and conditions of any, and to institute any Exchange Program;

(m) reduce or waive any criteria with respect to Performance Factors;

(n) adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code with respect to persons whose compensation is subject to Section 162(m) of the Code;

(o) adopt rules and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States;

(p) make all other determinations necessary or advisable for the administration of this Plan; and

(q) delegate any of the foregoing to a subcommittee consisting of one or more executive officers pursuant to a specific delegation as permitted by applicable law, including Section 157(c) of the Delaware General Corporation Law.

4.2. Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.

4.3. Section 162(m) of the Code and Section 16 of the Exchange Act. When necessary or desirable for an Award to qualify as “performance-based compensation” under Section 162(m) of the Code the Committee shall include at least two persons who are “outside directors” (as defined under Section 162(m) of the Code) and at least two (or a majority if more than two then serve on the Committee) such “outside directors” shall approve the grant of such Award and timely determine (as applicable) the Performance Period and any Performance Factors upon which vesting or settlement of any portion of such Award is to be subject. When required by Section 162(m) of the Code, prior to settlement of any such Award at least two (or a majority if more than two then serve on the Committee) such “outside directors” then serving on the Committee shall determine and certify in writing the extent to which such Performance Factors have been timely achieved and the extent to which the Shares subject to such Award have thereby been earned. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act). With respect to Participants whose compensation is subject to Section 162(m) of the Code, and provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code, the Committee may adjust the performance goals to account for changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.

4.4. Documentation. The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

4.5. Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 2.1 hereof; and (v) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

5. OPTIONS. An Option is the right but not the obligation to purchase a Share, subject to certain conditions, if applicable. The Committee may grant Options to eligible Employees, Consultants and Directors and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the terms of this Section.

5.1. Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each Option; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

5.2. Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3. Exercise Period. Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4. Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 11 and the Award Agreement and in accordance with any procedures established by the Company.

5.5. Method of Exercise. Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.6 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

5.6. Termination of Service.

(a) If the Participant’s Service terminates for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates no later than three (3) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee, with any exercise beyond three (3) months after the date Participant’s Service terminates deemed to be the exercise of an NSO), but in any event no later than the expiration date of the Options.

(b) If the Participant’s Service terminates because of the Participant’s death (or the Participant dies within three (3) months after Participant’s Service terminates other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the date Participant’s Service terminates (or such shorter time period not less than six (6) months or longer time period as may be determined by the Committee), but in any event no later than the expiration date of the Options.

(c) If the Participant’s Service terminates because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the date Participant’s Service terminates (with any exercise beyond (a) three (3) months after the date Participant’s Service terminates when the termination of Service is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the date Participant’s Service terminates when the termination of Service is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NSO), but in any event no later than the expiration date of the Options.

(d) If the Participant is terminated for Cause, then Participant’s Options shall expire on such Participant’s date of termination of Service, or at such later time and on such conditions as are determined by the Committee, but in any no event later than the expiration date of the Options. Unless otherwise provided in the Award Agreement, Cause shall have the meaning set forth in the Plan.

5.7. Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8. Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9. Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 18 of this Plan, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.

5.10. No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6. RESTRICTED STOCK AWARDS. A Restricted Stock Award is an offer by the Company to sell to an eligible Employee, Consultant, or Director Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

6.1. Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.

6.2. Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, and the Award Agreement and in accordance with any procedures established by the Company.

6.3. Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.4. Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

7. STOCK BONUS AWARDS. A Stock Bonus Award is an award to an eligible Employee, Consultant, or Director of Shares for Services to be rendered or for past Services already rendered to the Company or any Parent or Subsidiary. All Stock Bonus Awards shall be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.

7.1. Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.

7.2. Form of Payment to Participant. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.

7.3. Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

8. STOCK APPRECIATION RIGHTS. A Stock Appreciation Right (“SAR”) is an award to an eligible Employee, Consultant, or Director that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs shall be made pursuant to an Award Agreement.

8.1. Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s termination of Service on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.

8.2. Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.

8.3. Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.

8.4. Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

9. RESTRICTED STOCK UNITS. A Restricted Stock Unit (“RSU”) is an award to an eligible Employee, Consultant, or Director covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). All RSUs shall be made pursuant to an Award Agreement.

9.1. Terms of RSUs. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; (c) the consideration to be distributed on settlement; and (d) the effect of the Participant’s termination of Service on each RSU. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU.  Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

9.2. Form and Timing of Settlement.  Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement.  The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.

9.3. Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

10. PERFORMANCE AWARDS. A Performance Award is an award to an eligible Employee, Consultant, or Director of a cash bonus or an award of Performance Shares denominated in Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). Grants of Performance Awards shall be made pursuant to an Award Agreement.

10.1. Terms of Performance Shares. The Committee will determine, and each Award Agreement shall set forth, the terms of each Performance Award including, without limitation: (a) the amount of any cash bonus; (b) the number of Shares deemed subject to an award of Performance Shares; (c) the Performance Factors and Performance Period that shall determine the time and extent to which each award of Performance Shares shall be settled; (d) the consideration to be distributed on settlement; and (e) the effect of the Participant’s termination of Service on each Performance Award. In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; (y) select from among the Performance Factors to be used; and (z) determine the number of Shares deemed subject to the award of Performance Shares. Prior to settlement the Committee shall determine the extent to which Performance Awards have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria. No Participant will be eligible to receive more than $5,000,000 in Performance Awards in any calendar year under this Plan.

10.2. Value, Earning and Timing of Performance Shares. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant. After the applicable Performance Period has ended, the holder of Performance Shares will be entitled to receive a payout of the number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Factors or other vesting provisions have been achieved. The Committee, in its sole discretion, may pay earned Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Shares at the close of the applicable Performance Period) or in a combination thereof.

10.3. Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee).

11. PAYMENT FOR SHARE PURCHASES. Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):

(a) by cancellation of indebtedness of the Company to the Participant;

(b) by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;

(c) by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary of the Company;

(d) by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;

(e) by any combination of the foregoing; or

(f) by any other method of payment as is permitted by applicable law.

12. GRANTS TO NON-EMPLOYEE DIRECTORS. Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board. The aggregate number of Shares subject to Awards granted to any Non-Employee Director pursuant to this Section 12 in any calendar year shall not exceed 250,000.

12.1. Eligibility. Awards pursuant to this Section 12 shall be granted only to Non-Employee Directors. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 12.

12.2. Vesting, Exercisability and Settlement. Except as set forth in Section 21, Awards shall vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors shall not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

12.3. Election to receive Awards in Lieu of Cash. A Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash or Awards or a combination thereof, as determined by the Committee. Such Awards shall be issued under the Plan. An election under this Section 12.3 shall be filed with the Company on the form prescribed by the Company.

13. WITHHOLDING TAXES.

13.1. Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company, or to the Parent or Subsidiary employing the Participant, an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax liability legally due from the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax liability legally due from the Participant.

13.2. Stock Withholding. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such tax withholding obligation or any other tax liability legally due from the Participant, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

14. TRANSFERABILITY.

14.1. Transfer Generally. Unless determined otherwise by the Committee or pursuant to Section 14.2, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift to a Permitted Transferee, such Award will contain such additional terms and conditions as the Committee deems appropriate. All Awards shall be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, or (B) the Participant’s guardian or legal representative; (ii) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (iii) in the case of all awards except ISOs, by a Permitted Transferee.

14.2. Award Transfer Program. Notwithstanding any contrary provision of the Plan, the Committee shall have all discretion and authority to determine and implement the terms and conditions of any Award Transfer Program instituted pursuant to this Section 14.2 and shall have the authority to amend the terms of any Award participating, or otherwise eligible to participate in, the Award Transfer Program, including (but not limited to) the authority to (i) amend (including to extend) the expiration date, post-termination exercise period and/or forfeiture conditions of any such Award, (ii) amend or remove any provisions of the Award relating to the Award holder’s continued service to the Company, (iii) amend the permissible payment methods with respect to the exercise or purchase of any such Award, (iv) amend the adjustments to be implemented in the event of changes in the capitalization and other similar events with respect to such Award, and (v) make such other changes to the terms of such Award as the Committee deems necessary or appropriate in its sole discretion.

15. PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

15.1. Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant, except for any dividend equivalent rights permitted by an applicable Award Agreement. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price, as the case may be, pursuant to Section 15.2.

15.2. Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s termination of Service at any time within ninety (90) days (or such longer or shorter time determined by the Committee) after the later of the date Participant’s Service terminates and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.

16. CERTIFICATES. All Shares or other securities whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.

17. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

18. PROHIBITION ON REPRICING. Other than pursuant to Section 2.6, the Committee shall not without the approval of the Company’s stockholders, (a) lower the exercise price per Share of an Option or SAR after it is granted, (b) cancel an Option or SAR when the exercise price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Corporate Transaction pursuant to Section 21), or (c) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.

19. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign or state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

20. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time.

21. CORPORATE TRANSACTIONS.

21.1. Assumption or Replacement of Awards by Successor. In the event that the Company is subject to a Corporate Transaction, outstanding Awards acquired under the Plan shall be subject to the agreement evidencing the Corporate Transaction, which need not treat all outstanding Awards in an identical manner. Such agreement, without the Participant’s consent, shall provide for one or more of the following with respect to all outstanding Awards as of the effective date of such Corporate Transaction:

(a) The continuation of an outstanding Award by the Company (if the Company is the successor entity).

(b) The assumption of an outstanding Award by the successor or acquiring entity (if any) of such Corporate Transaction (or by its parents, if any), which assumption, will be binding on all selected Participants; provided that the exercise price and the number and nature of shares issuable upon exercise of any such option or stock appreciation right, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code.

(c) The substitution by the successor or acquiring entity in such Corporate Transaction (or by its parents, if any) of equivalent awards with substantially the same terms for such outstanding Awards (except that the exercise price and the number and nature of shares issuable upon exercise of any such option or stock appreciation right, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code).

(d) The full exercisability or vesting and accelerated expiration of an outstanding Award and lapse in full of the Company’s right to repurchase or re-acquire shares acquired under an Award or lapse in full of forfeiture rights with respect to shares acquired under an Award.

(e) The settlement of the full value of such outstanding Award (whether or not then vested or exercisable) in cash, cash equivalents, or securities of the successor entity (or its parent, if any) with a Fair Market Value equal to the required amount, followed by the cancellation of such Awards; provided however, that such Award may be cancelled if such Award has no value, as determined by the Committee, in its discretion. Subject to Section 409A of the Code, such payment may be made in installments and may be deferred until the date or dates the Award would have become exercisable or vested. Such payment may be subject to vesting based on the Participant’s continued service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which the Award would have become vested or exercisable. For purposes of this Section 21.1(e), the Fair Market value of any security shall be determined without regard to any vesting conditions that may apply to such security.

(f) The cancellation of outstanding Awards in exchange for no consideration.

The Board shall have full power and authority to assign the Company’s right to repurchase or re-acquire or forfeiture rights to such successor or acquiring corporation. In addition, in the event such successor or acquiring corporation refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not be treated similarly in a Corporate Transaction.

21.2. Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards shall not reduce the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in a calendar year.

21.3. Non-Employee Directors’ Awards. Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors shall accelerate and such Awards shall become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.

22. ADOPTION AND STOCKHOLDER APPROVAL. This Plan shall be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.

23. TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware (excluding its conflict of law rules).

24. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted.

25. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

26. INSIDER TRADING POLICY. Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or directors of the Company.

27. DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:

27.1. “Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or award of Performance Shares.

27.2. “Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

27.3. “Award Transfer Program” means any program instituted by the Committee which would permit Participants the opportunity to transfer any outstanding Awards to a financial institution or other person or entity approved by the Committee.

27.4. “Board” means the Board of Directors of the Company.

27.5. “Cause” means (i) Participant’s willful failure substantially to perform his or her duties and responsibilities to the Company or deliberate violation of a Company policy; (ii) Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (iii) unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) Participant’s willful breach of any of his or her obligations under any written agreement or covenant with the Company. The determination as to whether a Participant is being terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time as provided in Section 20 above, and the term “Company” will be interpreted to include any Subsidiary or Parent, as appropriate.

27.6. “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

27.7. “Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.

27.8. “Common Stock” means the common stock of the Company.

27.9. “Company” means Model N, Inc., or any successor corporation.

27.10. “Consultant” means any person, including an advisor or independent contractor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

27.11. “Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities; provided, however, that for purposes of this subclause (i) the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company will not be considered a Corporate Transaction; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; (iv) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company) or (v) a change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by member of the Board whose appointment or election is not endorsed by as majority of the members of the Board prior to the date of the appointment or election. For purpose of this subclause (v), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Corporate Transaction. For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. Notwithstanding the foregoing, a transaction will not be deemed a Corporate Transaction unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time.

27.12. “Director” means a member of the Board.

27.13. “Disability” means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

27.14. “Effective Date” means the day immediately prior to the date of the underwritten initial public offering of the Company’s Common Stock pursuant to a registration statement that is declared effective by the SEC.

27.15. “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

27.16. “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

27.17. “Exchange Program” means a program pursuant to which outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof).

27.18. “Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.

27.19. “Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b) if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(c) in the case of an Option or SAR grant made on the Effective Date, the price per share at which shares of the Company’s Common Stock are initially offered for sale to the public by the Company’s underwriters in the initial public offering of the Company’s Common Stock pursuant to a registration statement filed with the SEC under the Securities Act; or

(d) if none of the foregoing is applicable, by the Board or the Committee in good faith.

27.20. “Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

27.21. “IRS” means the United States Internal Revenue Service.

27.22. “Non-Employee Director” means a Director who is not an Employee of the Company or any Parent or Subsidiary.

27.23. “Option” means an award of an option to purchase Shares pursuant to Section 5.

27.24. “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

27.25. “Participant” means a person who holds an Award under this Plan.

27.26. “Performance Award” means cash or stock granted pursuant to Section 10 or Section 12 of the Plan.

27.27. “Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective measures, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied:

(a) Profit Before Tax;

(b) Billings;

(c) Revenue;

(d) Net revenue;

(e) Earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings);

(f) Operating income;

(g) Operating margin;

(h) Operating profit;

(i) Controllable operating profit, or net operating profit;

(j) Net Profit;

(k) Gross margin;

(l) Operating expenses or operating expenses as a percentage of revenue;

(m) Net income;

(n) Earnings per share;

(o) Total stockholder return;

(p) Market share;

(q) Return on assets or net assets;

(r) The Company’s stock price;

(s) Growth in stockholder value relative to a pre-determined index;

(t) Return on equity;

(u) Return on invested capital;

(v) Cash Flow (including free cash flow or operating cash flows)

(w) Cash conversion cycle;

(x) Economic value added;

(y) Individual confidential business objectives;

(z) Contract awards or backlog;

(aa) Overhead or other expense reduction;

(bb) Credit rating;

(cc) Strategic plan development and implementation;

(dd) Succession plan development and implementation;

(ee) Improvement in workforce diversity;

(ff) Customer indicators;

(gg) New product invention or innovation;

(hh) Attainment of research and development milestones;

(ii) Improvements in productivity;

(jj) Bookings; and

(kk) Attainment of objective operating goals and employee metrics.

The Committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.

27.28. “Performance Period” means the period of service determined by the Committee, during which years of service or performance is to be measured for the Award.

27.29. “Performance Share” means an Award granted pursuant to Section 10 or Section 12 of the Plan.

27.30. “Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.

27.31. “Plan” means this Model N, Inc. 2013 Equity Incentive Plan.

27.32. “Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.

27.33. “Restricted Stock Award” means an award of Shares pursuant to Section 6 or Section 12 of the Plan, or issued pursuant to the early exercise of an Option.

27.34. “Restricted Stock Unit” means an Award granted pursuant to Section 9 or Section 12 of the Plan.

27.35. “SEC” means the United States Securities and Exchange Commission.

27.36. “Securities Act” means the United States Securities Act of 1933, as amended.

27.37. “Service” shall mean Service as an Employee, Consultant, Director or Non-Employee Director, to the Company or a Parent or Subsidiary of the Company, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. An Employee will not be deemed to have ceased to provide Service in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee; provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any Employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Parent or Subsidiary of the Company as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. In the event of military leave, if required by applicable laws, vesting shall continue for the longest period that vesting continues under any other statutory or Company approved leave of absence and, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave. An employee shall have terminated employment as of the date he or she ceases to be employed (regardless of whether the termination is in breach of local laws or is later found to be invalid) and employment shall not be extended by any notice period or garden leave mandated by local law. The Committee will have sole discretion to determine whether a Participant has ceased to provide Services and the effective date on which the Participant ceased to provide Services.

27.38. “Shares” means shares of the Company’s Common Stock and the common stock of any successor security.

27.39. “Stock Appreciation Right” means an Award granted pursuant to Section 8 or Section 12 of the Plan.

27.40. “Stock Bonus” means an Award granted pursuant to Section 7 or Section 12 of the Plan.

27.41. “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

27.42. “Treasury Regulations” means regulations promulgated by the United States Treasury Department.

27.43. “Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

ANNUAL MEETING OF STOCKHOLDERS OF MODEL N, INC. February 17, 2017 PROXY VOTING INSTRUCTIONS INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 p.m. Eastern Time the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, proxy statement and proxy card are available at http://www.amstock.com/proxyservices/ViewMaterial.asp?CoNumber=18179 Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20230000000000000000 0 021717 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE Election of Class I Directors: nominees:  FOR ALL NOMINEES Tim Adams David Bonnette WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending September 30, 2017. FOR AGAINST ABSTAIN 3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned Stockholder. if no direction is made, this proxy will be voted “for all Nominees” in proposal 1 and “for” proposal 2. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

MODEL  N,  INC.    proxy  for  annual  meeting  of  stockholders  on  February  17,  2017  solicited  on  Behalf  of  the  Board  of  Directors    The  undersigned  hereby  appoints  Zack  Rinat  and  Mark  Tisdel  as  proxies,  each  with  the  power  to  appoint  his  substitute,  and  hereby  authorizes  them  to  represent  and  vote,  as  designated  on  the  reverse  side  hereof,  all  the  shares  of  common  stock  of  Model  N,  Inc.  held  of  record  by  the  undersigned  at  the  close  of  business  on  December  20,  2016  at  the  Annual  Meeting  of  Stockholders  to  be  held  February  17,  2017  at  11:30  a.m.  Pacific  Time  at  1600  Seaport  Boulevard,  Suite  400,  Pacific  Shores  Center  -Building  6,  Redwood  City,  California  94063,  and  at  any  adjournment  thereof.    (continued  and  to  be  signed  on  the  reverse  side.)    1.1  14475